As filed with the Securities and Exchange Commission on June 17, 2005
Registration No. 333-124161

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NATIONAL INVESTMENT MANAGERS INC.
(Name of small business issuer in its charter)

FLORIDA	6411	59-2091510
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

830 Third Avenue, 14th Floor
New York, NY 10022
(212) 355-1547
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Leonard A. Neuhaus
Chief Financial Officer
National Investment Managers Inc.
830 Third Avenue, 14th Floor
New York, New York 10022
(212) 355-1547
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam Stein, Esq.
Cohen Tauber Spievack & Wagner LLP
420 Lexington Avenue
Suite 2400
New York, New York 10170
(212) 586-5800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box ☐.

CALCULATION OF REGISTRATION FEE
Title of Class of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value	13,066,232 shares	$0.95	$12,412,920.04	$1,461.00
Common Stock, $.001 par value (3), (4)	1,910,000 shares	$0.95	$1,814,500.00	$213.56
Common Stock, $.001 par value (3), (5)	3,820,000 shares	$0.95	$3,629,000.00	$427.13
Common Stock, $.001 par value (3), (6)	1,236,000 shares	$0.95	$1,174,200	$138.20
Total	20,032,232 shares		$19,030,620.04	$2,239.89*
_________________
*Previously paid.

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock as may be issuable upon a stock split, stock dividend or similar transaction.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the last sale price on the OTC Bulletin Board on April 14, 2005.
(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of (i) the price at which the warrants or other rights may be exercised; (ii) the offering price of the securities of the same class included in this Registration Statement, or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).
(4) Represents shares of common stock issuable upon the exercise of warrants. The exercise price of the warrants is $0.1667.
(5) Represents shares of common stock issuable upon the conversion of Series A Preferred Stock.
(6) Represents 768,000 shares of common stock issuable upon the conversion of up to $500,000 of secured convertible notes by a secured lender, plus 500,000 shares of common stock issuable to the lender if there is an uncured payment default. The conversion price of the convertible notes is $0.68.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 17, 2005

NATIONAL INVESTMENT MANAGERS INC.

20,032,232 Shares of Common Stock

This prospectus relates to the sale of up to 20,032,232 shares of our Common Stock by some of our stockholders, including 1,200,000 shares offered for sale by Richard E. Stierwalt, our Chief Executive Officer. The shares being offered include 6,966,000 shares reserved for issuance upon exercise of warrants and conversion of preferred stock and convertible notes that we have issued to selling stockholders.

For a list of the selling stockholders, please see “Selling Stockholders.” We are not selling any shares of Common Stock in this offering and therefore will not receive any proceeds from this offering. However, the Company may receive proceeds of up to $318,333 upon exercise of all of the warrants covered by this prospectus (assuming that no warrant holder acquires shares by a “cashless” exercise). We intend to use any proceeds from the exercise of warrants and options for working capital purposes. All costs associated with this registration will be borne by us.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our Common Stock currently trades on the OTC Bulletin Board under the trading symbol “NIVM”. On June __, 2005, the last reported sale price of our Common Stock was $[____] per share.

The selling stockholders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their Common Stock.

Investing in our Common Stock involves a high degree of risks. Please refer to the “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June __, 2005.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	9
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS	17
USE OF PROCEEDS	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
BUSINESS	32
MANAGEMENT	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
PRINCIPAL STOCKHOLDERS	42
SELLING STOCKHOLDERS	45
PLAN OF DISTRIBUTION	47
DESCRIPTION OF SECURITIES	48
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	54
LEGAL MATTERS	55
EXPERTS	55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	55
WHERE YOU CAN FIND MORE INFORMATION	55
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to an investor. We encourage you to read this entire prospectus, including our unaudited pro forma condensed consolidated financial statements and our audited consolidated and combined financial statements and the notes thereto, completely and carefully before deciding whether to invest in our Common Stock. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” on page 55.

Summary of Our Business

The Company is a Florida corporation organized in April 1981. The Company's principal executive office is located at 830 Third Avenue, New York, New York 10022. Its telephone number is 212 355-1547.

The Company, formerly known as “Fast Eddie Racing Stables, Inc.” was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). The Company commenced business operations in September 1983.

The Company completed a public offering of its common stock pursuant to a Registration Statement on Form S-18 during October 1985. The Company did not file a registration statement under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), with respect to its class of Common Stock, and does not meet the asset threshold of $10 million or the record ownership threshold of 500. The Company is filing a registration statement for its class of Common Stock under the 1934 Act contemporaneously with the filing of the registration statement of which this prospectus is a part.

During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. From December 31, 1989 until March 9, 2005, the Company had no operations, and nominal assets and liabilities. Prior to March 2005, the Company's principal business activity was to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

On March 9, 2005, the Company acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. (“Duncan”) in a transaction in which the shareholders of Duncan obtained a controlling interest in the Company. This merger was effected for the principal purpose of obtaining a $10 million credit line from Laurus Master Fund, which conditioned approval of this credit facility on the borrower having publicly traded equity securities. Upon the consummation of this transaction, we issued 12,040,000 shares of our common stock for an equal number of shares of Duncan common stock which were held by stockholders of Duncan. In addition, warrants to acquire an aggregate of 1,910,000 shares of Duncan common stock were converted to warrants to acquire our common stock on similar terms for $0.1667 per share. We subsequently completed the issuance of 3,820,000 shares of our Series A Preferred Stock to a total of ten holders of preferred stock of Duncan in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. We received no other consideration in such exchange. Holders of Series A Preferred Stock have the right to convert, at any time, their shares of Series A Preferred into shares of common stock on a 1:1 basis. The above 12,040,000 shares of common stock, together with 1,910,000 shares of common stock underlying the above warrants, and 3,820,000 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the shares of common stock being offered for sale under this prospectus. In addition, on account of other financing transactions, up to 736,000 shares of common stock may be issued to CAMOFI Master LDC (formerly known as DCOFI Master LDC) if that lender converts its $500,000 of loans to Duncan at $0.68 per share, up to 3,614,458 shares of common stock may be issued to Laurus Master Fund Ltd. if that lender converts its $3 million secured note into common stock at $0.83 per share, up to 1,084,338 shares of common stock may be issued to Laurus if Laurus exercises its warrant to acquire common stock at a conversion price of $1.00 per share, and up to 643,700 shares of common stock may be issued to Laurus if Laurus exercises its option to acquire common stock at an exercise price of $0.01 per share. See “Description of Securities - Laurus Financing”.

Duncan was formed in November 2004 as a vehicle for the acquisition of pension advisory, investment management and insurance brokerage organizations generating annual revenues in the range of $1 million to $20 million whose clients generally have less than 100 employees, with a view to consolidating such businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. With these stated business principles in mind, on December 13, 2004, Duncan entered into stock purchase agreements to acquire 100% of the outstanding shares of three companies from their controlling shareholders: Pension Administration Services, Inc. (“PAS”), Complete Investment Management, Inc. of Philadelphia (“CIM”) and MD Bluestein, Inc. (“MDB”). PAS and MDB were owned by a single individual, Michael Bluestein, and CIM was owned by Mr. Bluestein and Irene Feeley. PAS, CIM and MDB were all operated out of common office space in Horsham, Pennsylvania.

Business of PAS

PAS is a retirement and pension consulting and administration firm that provides services for pension and other retirement plans in the following areas:

-
preparation of plan feasibility and design studies, including the fields of contribution maximization/reduction, retirement planning and distribution, executive compensation, new comparability, 401(k) plans, plan terminations, governmental compliance and coverage, participation and discrimination testing; and

-
administration of existing plans, including: preparation of government forms and summary plan descriptions, training personnel, maintaining employee data maintenance systems, maintaining detailed asset reconciliation data, providing periodic reports, determining plan contributions and benefits, distributions to plan participants, termination of employees and plans and coordination with other benefit programs.

PAS' approach is that of a problem solver for its clients, and not a product provider with a specific product as a proposed solution. This approach allows PAS to analyze the specific needs of a client and its employees and then recommend an appropriate course of action.

Revenues are generated by PAS through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients.

Business of CIM

CIM provides financial advisory services to small businesses and high net worth individuals in the Philadelphia metropolitan area. CIM is not a registered broker-dealer or a registered investment advisor. Representatives of CIM are NASD-licensed registered representatives who work in conjunction with, and are supervised by, Capital Analysts, Inc., a registered investment adviser and broker dealer, to provide investment advisory services to corporations, individuals, retirement plan trustees and charitable foundations in the following areas:

-	review of assets and investments, including investment allocations;

-	determination of investment goals and strategies in light of the client's objectives, degree of risk and time horizon;

-
implementation of investment programs from among a broad spectrum of investment choices, including domestic and international mutual funds, certificates of deposit, treasuries, fixed and variable annuities, and specialty investments; and

-	monitoring performance results of investments and advising the client of any recommended adjustments.

Fee income is generated through commissions paid by the various investment platforms, including managed accounts and mutual fund investment programs such as those operated by Capital Analysts, SEI, Lockwood, Nationwide, Wells Real Estate, Brinker Capital, Managers Choice and Envestnet, among others. The majority of revenue derived by CIM is paid through Capital Analysts. As of March 25, 2005, CIM's assets under management totaled approximately $113 million.

Business of MDB

Through licensed and authorized brokers and agents, MDB is engaged in the business of insurance and annuity product sales as well as estate planning services highlighting wealth accumulation, preservation and transfer needs. Fee income is generated through commissions on product sales.

Strategy; Plan of Operation

The Company's strategy is to purchase majority interests in small to medium-sized pension advisory, investment management and insurance organizations with recurring revenue streams and consolidate these businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. These businesses will typically have a sole proprietorship or partnership structure, and will typically have stable revenue growth and cash flow with low client attrition rates.

Management of the Company believes there are numerous such businesses in the United States, individually maintaining up to $500 million in assets under management or under administration. Many of these entities have part or all of their business dedicated to retirement plan management and administration, known as third party administration. These businesses compete very effectively on a local level by offering a high degree of personalized service to wealthy individuals and local businesses.

Management of the Company believes that many of these businesses are attractive acquisition candidates as stand alone-businesses due to their high profitability margins and strong cash flows, long-term client relationships, and consistent fee based income streams. Most of the businesses we will seek to acquire will have a majority of their revenue being derived from recurring sources and not transaction based revenue. However, due to their size and structure, they have not yet taken advantage of the industries' best practices relating to information technology and back office processes.

As stand-alone businesses, many cannot grow and diversify beyond their current levels due to resource constraints and personnel issues. Since these businesses do not have large staffs or marketing budgets, their ability to develop new products and diversify into other product categories is limited. Their ability to cross sell is limited not only by their product offerings, but also by the lack of expertise required to be an expert in many retirement facets, and therefore, much of the products and services they do not or can not offer is referred elsewhere. In many cases, current cash flows provide stable businesses lifestyles to current owners and partners who have little incentive to invest their own capital in the future growth of the business.

The Company believes that these dynamics create an opportunity for industry consolidation. Our goal is to create an organization that can assimilate these businesses, minimizing execution risk while preserving the strong client relationships that make these firms valuable. The technology platforms available for use today could allow the Company to compete effectively against larger institutional platforms in terms of offering sophisticated back office functionality and systems support. This would enable the Company to offer clients greater value, while becoming more competitive against other local service providers who continue to operate on a smaller scale.

Client retention is an important aspect of any such consolidation. The Company intends to promote client retention at the acquired entity level by utilizing some or all of the following:

- issuing our stock as a portion of the purchase price of each subsidiary;

- having the seller/owner finance a portion of the purchase price in the form of a seller's note;

- offering notes convertible into the stock of the Company;

- holding back a portion of the purchase price to ensure compliance with stated goals and objectives, including client retention;

- offering employment contracts to retain key employees;

- entering into non-competition agreements with selling owners and key employees; and

- providing bonus incentives for former owners to expand and grow the business.

The Company plans to enhance revenues in the acquired businesses through cross-selling to existing clients where no such services are currently provided and by offering a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service. The Company believes that it can also improve operating margins in the acquired businesses primarily through increased purchasing power through economies of scale, increased fees due to a greater base of assets under management, decreased sales expense associated with cross-selling, elimination of certain redundant back office support functions and where appropriate, centralized customer services support and consolidation of overhead.

Our executive offices are located at 830 Third Avenue, 14th Floor, New York, New York 10022. Our telephone number is (212) 355-1547.

THE OFFERING

Securities Offered by Selling Stockholders	20,032,232 shares of Common Stock, including 6,966,000 shares of Common Stock issuable upon exercise of warrants, options, conversion of Preferred Stock and conversion of convertible notes, as follows:

▪	13,066,232 shares of outstanding Common Stock
▪	1,910,000 shares of Common Stock issuable upon the exercise of warrants held by our shareholders, with an exercise price of $0.1667 per share
▪	3,820,000 shares of Common Stock issuable upon the conversion of shares of our Series A Preferred Stock, convertible on a 1:1 basis
▪
736,000 shares of Common Stock issuable upon conversion of $500,000 of principal under convertible notes issued to a subordinated secured lender, at a conversion price of $0.68, plus an additional 500,000 shares of Common Stock that would be issuable to that lender upon an uncured payment default

Securities Offered by Selling Stockholders	20,032,232 shares of Common Stock, including 6,966,000 shares of Common Stock issuable upon exercise of warrants, options, conversion of Preferred Stock and conversion of convertible notes, as follows:

Offering Price	Determined at the time of sale by the selling stockholders.

Use of Proceeds
We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. We intend to use the proceeds from the exercise or conversion of outstanding warrants and options relating to a portion of such shares of Common Stock, which cash proceeds would not exceed $318,333 if all such warrants were exercised, for general corporate purposes.

Shares of Common Stock outstanding before the Offering	13,318,513 shares.

Risk Factors	An investment in the Company involves significant risks and uncertainties. See “Risk Factors,” beginning on page 9.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occur, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

Risks Related To Our Industry And Our Business

Our growth strategy includes making acquisitions in the future, which could subject us to significant risks, any of which could harm our business and adversely affect our growth.

Our growth strategy includes identifying and acquiring or investing in suitable candidates on acceptable terms. In particular, over time, we may acquire or make investments in entities that compete with or complement our business and other companies in the financial services industry.

We will compete with numerous integrated financial services organizations, insurance brokers, insurance companies, banks and other entities to acquire independent financial services distribution firms. Many of our competitors have substantially greater financial resources than we do and may be able to outbid us for these acquisition targets.

We may have difficulty identifying suitable acquisition candidates, as they may not be receptive to our solicitations nor available for sale. If we do identify suitable candidates, we may not be able to complete any such acquisition on terms that are commercially acceptable to us. If we are unable to complete acquisitions, it may have an adverse effect on our earnings or revenue growth and negatively impact our strategic plan because we expect a portion of our growth to come from acquisitions.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

•	diversion of management's attention from running our existing business;

•	Increased expenses, including travel, legal, administrative and compensation expenses resulting from newly hired employees;

•	increased costs to integrate personnel, customer base and business practices of the acquired company with our own;

•	adverse effects on our reported operating results due to possible write-down of goodwill associated with acquisitions;

•	potential disputes with sellers of acquired businesses, technologies, services or products; and

•	dilution to stockholders if we issue securities in any acquisition.

Even if we are successful in acquiring firms, performance problems with an acquired business could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, product or service could significantly under-perform relative to our expectations for various reasons, including legislative or regulatory changes that affect the products in which a firm specializes, the loss of key clients or key employees after the acquisition, general economic factors that impact a firm in a direct way and the cultural incompatibility of an acquired firm's management team with us. As such, we may not achieve the benefits we expect from our acquisitions. For all these reasons, our pursuit of an acquisition and investment strategy or any individual acquisition or investment, could have a material adverse effect on our business, financial condition and results of operations.

Failure to manage our growth and expansion effectively could adversely affect our business.

Our ability to successfully offer our products and services and implement our business plan in an evolving market requires an effective planning and management process. We have increased and plan to continue to increase the scope of our business domestically. Our anticipated growth in future operations will continue to place a significant strain on our management systems and resources. If we are unable to effectively manage our growth, our business could be adversely affected.

Our results of operations could be adversely affected if we are unable to facilitate smooth succession planning at our firms.

We presently intend to seek to acquire firms in which the principals are not ready to currently retire, but instead will be motivated to grow their firm's earnings and participate in the growth incentives we offer. We may acquire firms where the principals seek to retire in the near future. However, we cannot predict with certainty how long the principals of our firms will continue working. The personal reputation of the principals of our firms and the relationships they have in the business and professional community are crucial to success in the independent distribution channel. Upon retirement of a principal, the business of a firm may be adversely affected if that principal's successor in the firm's management is not as successful as the original principal, which may have a material adverse effect on our business, financial condition and results of operations.

Our dependence on the principals of the firms we acquire may limit our ability to effectively manage our business.

We anticipate that most of our acquisitions will result in the acquired businesses becoming our wholly-owned subsidiaries, with the principals to enter into employment agreements under which they will continue to manage the acquired business. The principals will be responsible for ordinary course operational decisions, including personnel and culture, subject to the oversight of our executive officers. Non-ordinary course transactions will require the consent of our executive officers. The principals may also maintain the primary relationship with clients and, in some cases, vendors. Although we expect to maintain internal controls that will allow us to oversee our operations, this operating structure exposes us to the risk of losses resulting from day-to-day decisions of the principals and client losses. Unsatisfactory performance by these principals or the departure of these principals could hinder our ability to grow and could have a material adverse effect on our business, financial condition and results of operations.

Our ongoing success and ability to compete is dependant upon the retention of key personnel.

Our future success depends on the continued services of our executive officers, as well as our key sales and support personnel and principals at the firms we acquire. These individuals have critical industry experience and relationships upon which we rely. The loss of services of any of such persons could divert time and resources, delay the development of our business and negatively affect our ability to sell our services or execute our business. If we were to lose the services of a key person, this loss may have a material adverse effect on our business, financial condition and results of operations.

We intend to seek additional funding to sustain and grow our business, which funding may not be available to us on favorable terms or at all. If we do not obtain funding when we need it, our business may be adversely affected. In addition, if we have to sell securities in order to obtain financing, the rights of our current holders may be adversely affected.

We intend to seek additional outside funding to maintain and grow our business. We will need funding to pursue acquisitions. We cannot assure you that outside funding, including drawing an additional $7 million under our secured credit facility with Laurus Master Fund, Ltd., will be available to us at the time that we need it and in the amount necessary to satisfy our needs, or, that if such funds are available, they will be available on terms that are favorable to us. Although Laurus has the right to advance additional loans of up to $7 million by December 2005 on the same terms and conditions as under our current $3 million secured line of credit with Laurus, Laurus is not obligated to do so. If we are unable to secure financing when we need it, our business may be adversely affected. If we have to issue additional shares of Common Stock or securities convertible into Common Stock in order to secure additional funding, our current stockholders may experience dilution of their ownership of our shares. In the event that we issue securities or instruments other than Common Stock, we may be required to issue such instruments with greater rights than those currently possessed by holders of our Common Stock.

We have substantial indebtedness to Laurus Master Fund, Ltd. secured by substantially all of our assets. If an event of default occurs under the secured note issued to Laurus, Laurus may foreclose on our assets and we may be forced to curtail our operations or sell some of our assets to repay the note.

On March 9, 2005, we borrowed $3,000,000 from Laurus pursuant to a secured promissory note and related agreements. The notes and agreements provide for the following events of default (among others):

•	failure to pay interest and principal when due,

•	an uncured breach by us of any material covenant, term or condition in the note or related agreements,

•	a breach by us of any material representation or warranty made in the note or in any related agreement,

•	any money judgment or similar final process is filed against us for more than $100,000,

•	any form of bankruptcy or insolvency proceeding is instituted by or against us, and

•	our Common Stock is suspended from our principal trading market for five consecutive days or five days during any ten consecutive days.

Use of equity and/or debt to finance future acquisitions may have an adverse impact on our operations.

Payment for suitable acquisition targets may include the our Common Stock, and/or stock options, preferred stock, or equity or debt convertible into our Common Stock as part of the purchase price. These equity issuances may be dilutive to the Company's shareholders. In addition, the financing of any future acquisitions with debt may impair the Company's cash flows to a significant degree.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose clients and our financial results may be negatively affected.

The business of providing financial services is highly competitive and we expect competition to intensify. We will face competition in all aspects of our proposed business, including insurance, retirement services, financial planning, third party administration and investment advisory services. We will compete for clients on the basis of reputation, client service, program and product offerings and our ability to tailor products and services to meet the specific needs of a client.

We will actively compete with numerous integrated financial services organizations as well as insurance companies and brokers, producer groups, individual insurance agents, investment management firms, independent financial planners and broker-dealers. Many of our competitors have greater financial, marketing and human resources than we do and may be able to offer products, technologies and services that we do not currently offer and may not offer in the future.

Our operating strategy and structure may make it difficult to respond quickly to operational or financial problems and to grow our business, which could negatively affect our financial results.

We intend to implement cash management and management information systems that will allow us to monitor the overall performance and financial activities of the entities we acquire and operate. However, we anticipate that such entities will be geographically dispersed, which may adversely affect our ability to maintain efficient ongoing monitoring of performance. If our firms delay either reporting results or informing corporate headquarters of a negative business development such as the possible loss of an important client or relationship with a financial services products manufacturer or a threatened professional liability or other claim or regulatory inquiry or other action, we may not be able to take action to remedy the situation on a timely basis. This in turn could have a negative effect on our financial results. In addition, if one of our firms were to report inaccurate financial information, we might not learn of the inaccuracies on a timely basis and be able to take corrective measures promptly, which could negatively affect our ability to report our financial results.

Because the commission revenue we earn on the sale of certain insurance products is based on premiums and commission rates set by insurers, any decreases in these premiums or commission rates could result in revenue decreases for us.

We earn revenue from commissions on the sale of insurance products to clients that are paid by the insurance underwriters from whom our clients purchase insurance. These commission rates are set by insurance underwriters and are based on the premiums that the insurance underwriters charge. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, underwriting and non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers.

We cannot predict the timing or extent of future changes, if any, in commission rates or premiums. As a result, we cannot predict the effect that any of these changes will have on our operations. These changes may result in revenue decreases for us. These decreases may have a material adverse effect on our business, financial condition and results of operations.

Our revenue and earnings may be affected by fluctuations in interest rates, stock prices and general economic conditions.

General economic and market factors, such as changes in interest rates or declines or significant volatility in the securities markets, will affect our commission and fee income. These factors can affect the volume of new investment sales and the extent to which clients keep their investments and maintain funds in accounts we manage. Equity returns and interest rates can have a significant effect on the sale of many employee benefit programs whether they are financed by life insurance or other financial instruments. For example, if interest rates increase, competing products offering higher returns could become more attractive to potential purchasers than the programs and policies we market and distribute. Further, a decrease in stock prices can have a significant effect on the sale of financial services products that are linked to the stock market, such as variable life insurance, variable annuities, mutual funds and managed accounts. In addition, a portion of our earnings will be derived from fees, typically based on a percentage of assets under management, for offering financial advice and related services to clients, and a decrease in stock prices would reduces fees that are based on a percentage of assets under management. Further, we will earn recurring commission revenue on certain products over a period after the initial sale, provided the customer retains the product. These factors may lead customers to surrender or terminate their products, ending these recurring revenues. A portion of our earnings will be derived from commissions and override payments from manufacturers of financial services products that are based on the volume and profitability of business generated by us. If investors were to seek alternatives to our investment advice and services or to our insurance products and services, it could have a negative impact on our revenue. We cannot guarantee that we will be able to compete with alternative products if these market forces make our products and services unattractive to clients. Finally, adverse general economic conditions may cause potential customers to defer or forgo the purchase of products that we sell, for example to invest more defensively or to surrender products to increase personal cash flow.

We cannot predict the timing or extent of future changes, if any, in interest rates or the securities markets. As a result, we cannot predict the effect that any of these changes will have on our operations. These changes may result in revenue decreases for us. These decreases may have a material adverse effect on our business, financial condition and results of operations.

If we were required to write down the excess of the purchase price over the net assets acquired with respect to our current acquisitions and our future acquisitions, our financial condition and results would be negatively affected.

When we acquire a business, a substantial portion of the purchase price of the acquisition may be allocated to the excess of the purchase price over the net assets acquired (“Goodwill”). The amount of the purchase price which is allocated to goodwill is determined by the excess of the purchase price over the net identifiable assets acquired. Statement of Financial Accounting Standards (“SFAS”) No. 142 addresses the financial accounting and reporting standards for the acquisition of intangible assets and for goodwill and other intangible assets. This accounting standard requires that goodwill no longer be amortized but instead be tested for impairment at least on a regular basis. Other intangible assets will continue to be amortized over their useful lives. Under current accounting standards, if we determine goodwill has been impaired, we will be required to write down the value. Any write-down may have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with or changes in state and federal laws and regulations applicable to us could restrict our ability to conduct our business.

The financial services industry is subject to extensive regulation. Our firms and personnel initially will be licensed to conduct business in the states of Pennsylvania, New Jersey, Florida, Maryland and New York, and thereafter in other states, and will be subject to regulation and supervision both federally and in each of these jurisdictions. Our ability to conduct business in the jurisdictions in which they will operate depends on our compliance with the rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. Failure to comply with all necessary regulatory requirements, including the failure to be properly licensed or registered, can subject our firms to sanctions or penalties. In addition, there can be no assurance that regulators or third parties will not raise material issues with respect to our past or future compliance with applicable regulations or that future regulatory, judicial or legislative changes will not have a material adverse effect on our company.

State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations, some of which affect us. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. This continual reexamination may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect our business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive.

Providing investment advice to clients is also regulated on both the federal and state level. We anticipate that certain of our firms will be investment advisers registered with the SEC under the Investment Advisers Act, and certain of our firms and employees will be regulated by state securities regulators under applicable state securities laws. Each firm that is a federally registered investment adviser will be regulated and subject to examination by the SEC. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including disclosure obligations, recordkeeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions. Each firm that will be a state-regulated investment adviser will be subject to regulation under the laws of the states in which it provides investment advisory services. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures, disciplinary actions, including the revocation of licenses or registrations, and damage to our reputation.

Our revenue and earnings may be more exposed than other financial services firms to the revocation or suspension of the licenses or registrations of our firms' principals because the revenue and earnings of many of our firms are largely dependent on the individual production of their respective principals for whom designated successors may not be in place.

Elimination or modification of the federal estate tax could adversely affect revenue from our life insurance, wealth transfer and estate planning businesses.

Legislation enacted in the spring of 2001 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) increased the size of estates exempt from the federal estate tax and phases in additional increases between 2002 and 2009. EGTRRA also phases in reductions in the federal estate tax rate between 2002 and 2009 and repeals the federal estate tax entirely in 2010. Under EGTRRA, the federal estate tax will be reinstated, without the increased exemption or reduced rate, in 2011 and thereafter. However, President Bush and members of Congress have expressed a desire to modify the current legislation, which could result in additional increases in the size of estates exempt from the federal estate tax, further reductions in the federal estate tax rate or a permanent repeal of the federal estate tax. As enacted, EGTRRA has had a modest negative impact on our revenue from the sale of estate planning services and products including certain life insurance products that are often used to fund estate tax obligations and could have a further negative impact in the future. The pending bill, if enacted in its current form, or any additional increases in the size of estates exempt from the federal estate tax, further reductions in the federal estate tax rate or other legislation to permanently repeal the federal estate tax, could have a material adverse effect on our revenue. There can be no assurance that the pending bill will not be enacted in its current form or, alternatively, that other legislation will not be enacted that would have a further negative impact on our revenue.

The possible geographic concentration of our firms could leave us vulnerable to an economic downturn or regulatory changes in those areas, resulting in a decrease in our revenue.

Initially, the majority of our business will be carried out in the states of New York, New Jersey and Pennsylvania. If our business is concentrated in these states, the occurrence of adverse economic conditions or an adverse regulatory climate in any of these states could negatively affect our financial results more than would be the case if our business were more geographically diversified. A weakening economic environment in any state or region could result in a decrease in employment or wages that may reduce the demand for employee benefit products in that state or region. Reductions in personal income could reduce individuals' demand for various financial products in that state or region.

Our business, financial condition and results of operations may be negatively affected by errors and omissions claims.

We will be conducting insurance agency and investment advisory operations and activities and administration of retirement plans, and will be subject to claims and litigation in the ordinary course of business resulting from alleged and actual errors and omissions in placing insurance and rendering investment and retirement plan advice. These activities involve substantial amounts of money. Since errors and omissions claims against our firms may allege our liability for all or part of the amounts in question, claimants may seek large damage awards. These claims can involve significant defense costs. Errors and omissions could include, for example, failure, whether negligently or intentionally, to place coverage on behalf of clients. It is not always possible to prevent or detect errors and omissions, and the precautions we take may not be effective in all cases.

We have primary errors and omissions insurance coverage to protect us against the risk of liability resulting from alleged and actual errors and omissions. Recently, prices for this insurance have increased and coverage terms have become far more restrictive because of reduced insurer capacity in the marketplace. While we endeavor to purchase coverage that is appropriate to our assessment of our risk, we are unable to predict with certainty the frequency, nature or magnitude of claims for direct or consequential damages.

Our business, financial condition and results of operations may be negatively affected if in the future our insurance proves to be inadequate or unavailable. In addition, errors and omissions claims may harm our reputation or divert management resources away from operating our business.

Because our clients can terminate their agreements with us on short notice, poor performance of the investment products and services our firms recommend or sell may have a material adverse effect on our business.

Our agreements with our clients are generally terminable by them at any time. These clients can terminate their relationship with our firms, reduce the amount of assets under management or shift their funds to other types of accounts with different rate structures for any of a number of reasons, including investment performance, changes in prevailing interest rates, financial market performance, personal client liquidity needs and price of services provided. Poor performance of the investment products and services that our firms recommend or sell relative to the performance of other products available in the market or the performance of other investment management firms will result in the loss of accounts. The decrease in revenue that could result from such an event may have a material adverse effect on our business, financial condition and results of operations.

We may underestimate the loss of clients resulting from a change of control of acquired companies, with resulting future revenues failing to achieve expectations.

Although we anticipate that acquisition candidates will reflect positive historical client retention rates, this may change post-acquisition due to unforeseen circumstances. Should the attrition rate of clients increase, this may have a material adverse effect on our business, financial condition and results of operations.

We will initially rely heavily on Capital Analysts, Inc. for broker-dealer services, and termination of agreements with Capital Analysts, Inc. could harm our business.

Neither we nor our affiliates are registered as broker-dealers nor as investment advisors. Unless and until we acquire a registered broker-dealer or investment advisor or become registered as a broker-dealer and investment advisor, we intend to utilize the services of unaffiliated broker-dealers and registered investment advisers, such as Capital Analysts, Inc., to process all securities transactions for the accounts of our clients and to serve as a registered investment adviser under which we will be permitted to conduct investment advisory activities. Agreements with these independent broker-dealers and registered investment advisers may be terminated by either party at any time. If these agreements are terminated, our ability to process securities transactions and perform investment advisory services on behalf of our clients could be adversely affected until a replacement is found. Finding a replacement will require expenditures of our time and resources. Even when a replacement is found, it may be difficult to recoup lost revenues, and additional time and resources will be required to complete the transition to a new broker dealer.

Our systems may be subject to infiltration by unauthorized persons.

We maintain and process data on behalf of our clients, some of which is critical to the business operations of our clients. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history makes evaluation of our business difficult.

We have not conducted active business operations for an extended period of time. We are a newly-formed company created for the purpose of acquiring and consolidating pension administration and financial service companies. Our first acquisitions were consummated in December 2004.

We cannot assure you that one or more of the factors described above will not have a material adverse effect on our business, financial condition and results of operation.

Investment Risks

Our common stock is thinly traded on the over-the-counter bulletin board and we may be unable to obtain listing of our common stock on a more liquid market.

There is currently virtually no trading in our Common Stock and on many days there is no trading activity at all in our Common Stock. Our Common Stock is quoted on the Over-The-Counter Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). We can make no assurances that we will ever be accepted for a listing on an automated quotation system or securities exchange, and we have no basis to believe that our stock will trade on an automated quotation system or securities exchange in the near future.

Our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Because of the limited trading market expected to develop for our Common Stock, and because of the possible price volatility, you may not be able to sell your shares of Common Stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Common Stock may suffer greater declines because of its price volatility.

The price of our Common Stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	variations in our quarterly operating results;

•	loss of a key relationship or failure to complete significant transactions;

•	additions or departures of key personnel; and

•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Penny stock regulations may affect your ability to sell our common stock.

To the extent the price of our Common Stock remains below $5.00 per share, our Common Stock will be subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker dealers which sell these securities to persons other than established customers and accredited investors. Under these rules, broker-dealers who recommend penny stocks to persons other than established customers and "accredited investors" must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in our Common Stock and may make it more difficult for holders of our Common Stock to sell shares to third parties or to otherwise dispose of them.

We have the right to issue up to 10,000,000 shares of “blank check” preferred stock, which may adversely affect the voting power of other of our securities and may deter hostile takeovers or a change of control.

We may issue up to 10,000,000 shares of our “blank check” preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time. To date, we have authorized the issuance of 4,000,000 of such shares, of which 3,820,000 have been issued. Our board of directors, without further approval of holders of our Common Stock, is authorized to fix the dividend rights and the terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Future sales of common stock by Laurus and our existing stockholders could result in a decline in the market price of our stock.

Prior to the effective date of this registration statement, approximately 111,000 shares of our Common Stock were eligible for sale in the public market. This represents less than one percent of our outstanding shares of Common Stock. Sales of a significant number of shares of our Common Stock in the public market could result in a decline in the market price of our Common Stock, particularly in light of the illiquidity and low trading volume in our Common Stock. In connection with a private placement we completed in December 2004, we agreed to file this registration statement covering 17,770,000 shares of our Common Stock either currently outstanding or underlying shares of preferred stock and warrants convertible into common stock. Furthermore, up to approximately 14,700,000 additional shares that we may issue to, and may be sold by, Laurus and the foregoing shares we issued in our private placement are not subject to any lock-up.

Our directors, executive officers and certain stockholders own a significant percentage of our shares, which will limit your ability to influence corporate matters

Our directors, executive officers and others who purchased common shares in the December 2004 private placement own approximately 94% of our outstanding Common Stock as of March 9, 2005. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of our other stockholders. In addition, limited number of shares held in public float effect the liquidity of our Common Stock. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as “believes,”“expects,”“anticipates,”“intends,”“plans,”“estimates,”“should,”“likely” or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond the ability of National Investment Managers, Inc. to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, National Investment Managers, Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 9.

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS

There will be no proceeds to the Company from the sale of shares of Common Stock in this offering. However, the Company may receive up to $318,333 upon exercise of all of the warrants covered by this prospectus (assuming that no warrant holder acquires shares by a “cashless” exercise). We intend to use any proceeds from the exercise of warrants for working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our Common Stock trades on the OTC Bulletin Board under the symbol “NIVM.” From February 24, 2005 to March 21, 2005, our Common Stock was quoted under the symbol “FEDY”, and prior to February 24, 2005, our Common Stock was quoted under the symbol “FEST”. Until March 28, 2005, there had been no reported trading activity in our Common Stock for over the past ten years, and we had ceased filing public reports from November 1996 until October 2004, at which time we submitted delinquent filings. In October 2004, we applied to resume quotations on the OTC Bulletin Board, and in November 2004, the NASD cleared a market maker’s request to enter quotations o the OTC Bulletin Board. Since March 28, 2005, there has been limited trading in our Common Stock. The following table sets forth quarterly high and low bid prices of a share of our Common Stock as reported by the OTC Bulletin Board commencing March 28, 2005. The quotations listed below reflect inter-dealer prices, without mark-ups, mark-downs or commissions and may not necessarily reflect actual transactions.

	PRICE
	HIGH BID			LOW BID
2005
First quarter commencing March 28, 2005		$0.80			$0.25
Second quarter through June _, 2005	$	[____	]	$	[____	]

As of June 16, 2005, 13,318,513 shares of Common Stock were issued and outstanding. As of that date, (i) 3,120,200 shares of Common Stock were subject to outstanding options or warrants to purchase Common Stock, (ii) convertible notes, options, warrants and interest to Laurus were convertible into an aggregate of 5,342,496 shares of Common Stock, and (iii) 3,820,000 shares of Preferred Stock were convertible into an aggregate of 3,820,000 shares of Common Stock.

We have agreed to register a total of up to 20,032,232 shares of Common Stock by selling stockholders.

The number of holders of record for our Common Stock as of June 16, 2005 was approximately 86. This number excludes individual stockholders holding stock under nominee security position listings. This number would increase to approximately 93 holders if all derivative securities were exchanged for Common Stock.

DIVIDENDS

We have not paid any cash dividends on our Common Stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, our agreements with Laurus Master Fund, Ltd. prohibit the payment of cash dividends. Nonetheless, the holders of our Common Stock are entitled to dividends when and if declared by our board of directors from legally available funds. However, before any dividends may be paid to holders of our Common Stock, cumulative dividends of 12% per year from December 13, 2004 must be paid to our holders of Series A Cumulative Convertible Preferred Stock (“Series A Preferred”), either in cash or in registered shares of our Common Stock. As of June 15, 2005, there were 3,820,000 shares of our Series A Preferred issued and outstanding, with an aggregate stated value of $1,910,000 on which the 12% dividend rate is based. No dividends have been declared or paid to date on our Series A Preferred.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes included elsewhere in this report. In addition to historical information, this discussion includes forward-looking information that involves risks and assumptions which could cause actual results to differ materially from management's expectations. See “Forward-Looking Statements” included elsewhere in this report.

OVERVIEW

From December 1989 until we acquired Duncan Capital Financial Group, Inc. (“Duncan”) in a merger transaction on March 9, 2005 (the “Merger”), we had no active business operations. As a result of the Merger, Duncan became our wholly-owned subsidiary, and the business of Duncan and its subsidiaries became our business. Following the Merger, on March 15, 2005, we changed our name to National Investment Managers Inc. Since the former stockholders of Duncan acquired a majority of our voting interests in the Merger, the transaction was treated as a reverse acquisition, with Duncan treated as the acquirer for accounting purposes.

On December 13, 2004 Duncan entered into stock purchase agreements to acquire (the “Acquisition”) 100% of the outstanding shares of three companies (the “Acquired Companies”) from their controlling shareholders: Pension Administration Services, Inc., a Pennsylvania corporation organized in 1973 (“PAS”); Complete Investment Management, Inc. of Philadelphia, a Pennsylvania corporation organized in 1986 (“CIM”); and MD Bluestein, Inc., a Pennsylvania corporation organized in 1979 (“MDB”) (together the “Acquired Companies”). Accordingly, the pre-merger financial statements of Duncan and its subsidiaries are our historical financial statements.

Through the subsidiaries of Duncan, our services offered to clients include the following:

•	Pension plan design, creation, termination and administration

•	Investment management of retirement plan assets

•	Investment management of non-plan assets for wealthy individuals

•	Quarterly asset monitoring reports

•	401(k) asset management through an insurance company program

•	Retirement distribution studies

•	Life insurance

•	Deferred compensation and annuities

•	Limited hospitalization and long-term care insurance

The Acquired Companies use PAS' plan administration business to help small businesses organize, report and administer their pension plans. Once an entity becomes a PAS client, it is often a good candidate for pension plan investment management business services, which carry a higher profit margin and an annuity feature as well as insurance services. CIM provides investment guidance and investment performance monitoring while MDB provides insurance-related services.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
We believe the following critical accounting policies have significant effect in the preparation of our consolidated financial statements.

REVENUE

We generate revenue primarily from the following sources:

•	Third party administration. We earn fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration that these programs are administered.

•
Financial planning and investment advisory fees and securities commissions. We receive commissions related to the sale of securities and certain investment-related insurance products as well as fees for offering financial advice through financial intermediaries and related services. These fees are based on a percentage of assets under management and are generally paid quarterly. We also charge fees for evaluations of the performance of portfolios.

•
Insurance commissions. Insurance and annuity commissions paid by insurance companies are based on a percentage of the premium that the insurance company charges to the policyholder. First-year commissions are calculated as a percentage of the first twelve months' premium on the policy and earned in the year that the policy is originated. In many cases, we receive renewal commissions for a period following the first year, if the policy remains in force.

REVENUE RECOGNITION

We recognize revenue from these sources, as follows:

•	Third party administration.

•	Persuasive evidence of an arrangement between the us and our client exists

•	Delivery of the product to the customer has occurred or service has been provided to the customer

•	The price to the customer is fixed and determinable

•	Collectibility of the sales price is reasonably assured

•	Financial planning and investment advisory fees and securities commissions.

•	As services are rendered

•	Contingent commissions are recorded as revenue when received

•	Insurance commissions.

•	The policy application is substantially complete

•	The premium is paid

•	The insured party is contractually committed to the purchase of the insurance policy

ACCOUNTS RECEIVABLE

We carry our accounts receivable at cost less an allowance for doubtful accounts.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We maintain allowances for doubtful accounts for estimated losses from customers' inability to make payments. We assess each account that is more than 60 days delinquent and other accounts when information known to us indicates amounts may be uncollectible. In order to estimate the appropriate level of the allowance, we consider such factors as historical bad debts, current customer creditworthiness, changes in customer payment patterns and any correspondence with the customer. If the financial condition of our customers were to deteriorate and impair their ability to make payments, additional allowances might be required in future periods.

GOODWILL

Goodwill will not be amortized; rather goodwill will be subject to at least annual assessment for impairment applying a fair-value based test.

OTHER INTANGIBLES ASSETS

Other intangibles assets recognized in connection with the PAS acquisition include the following:

	Amount	Estimated Life
Customer lists/relationships	$3,100,000	15 years
Covenants not to compete	$200,000	3 years
Employment agreements	$50,000	1 year

These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. We will periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

INCOME TAXES

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments,” approximate the carrying amounts presented in the consolidated balance sheet.

STOCK-BASED COMPENSATION

The Company complies with the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders' equity is recorded equal to the amount of the compensation expense charge.

NET INCOME OR LOSS PER COMMON SHARE

Basic net income or loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net income or loss per common share is computed using the weighted average number of common shares outstanding during the period plus the effect of any dilutive potential common shares. Dilutive potential common shares consist of the assumed exercise of stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding stock using the treasury stock method, and the assumed conversion of convertible preferred stock.

RESULTS OF OPERATIONS

NATIONAL INVESTMENT MANAGERS INC. (formerly known as Fast Eddie Racing Stables, Inc.)

The Company had no revenue for the years ended December 31, 2004 and 2003, respectively.

General and administrative expenses for the years ended December 31, 2004 and 2003 were approximately $9,945 and $1,000, respectively. The expenditures for Calendar 2004 were incurred during the 4th Calendar quarter as the Company cured the deficiencies in the providing of periodic filings pursuant to the Securities Exchange Act of 1934 from prior years. Earnings per share for the respective years ended December 31, 2004 and 2003 was $0.00 and $0.00 based on the weighted-average common shares issued and outstanding at the end of each respective year.

DUNCAN CAPITAL FINANCIAL GROUP, INC.

Duncan Capital Financial Group, Inc. (“Duncan”) was formed and incorporated in the State of Delaware on November 24, 2004 to acquire substantially all of the net assets of Pension Administrative Services, Inc. and affiliates (“PAS”). On December 13, 2004, Duncan completed a private placement of securities. (See “Liquidity and Capital Resources”.)

Duncan had no revenue for the period from December 13, 2004 through December 31, 2004.

General and administrative expenses for the period from December 13, 2004 through December 31, 2004 were $81,344. These expenses were comprised primarily of compensation to our Chief Executive Officer for November and December of 2004 and for stock based compensation to three individuals, including our Chief Executive Officer and two officers of PAS.

We recorded a deferred income tax benefit of $9,000 which represents the future tax savings we believe we will derive from carrying forward our tax loss of approximately $42,000 for this period. Our tax loss carry-forward will be different than our net loss for this period as stock based compensation is not deductible for Federal income tax purposes.

PENSION ADMINISTRATION SERVICES, INC. and AFFILIATES

We generate revenues from three different service areas:

•	Third party administration of retirement plans and plan assets
•	Investment management
•	Insurance products

Third party administration

We administer retirement plans for our clients. Billings for our services and other revenue sources are primarily divided into the following areas:

1.	Annual plan reviews
2.	Document fees
3.	Terminations (both individuals within a plan and entire plans)
4.	Consulting and special projects
5.	Commissions on insurance and investment products related to plan assets

Investment management

Through Capital Analysts, Inc. a registered broker-dealer in securities and a registered investment advisor, we receive commissions and fees based on assets under management and transactional business. A majority of the income is earned on fee-based accounts and flows through Capital Analysts, Inc. We receive fees from assets under management that range from 0 to 1% per annum. For a separate fee, we also monitor the performance results of our client's portfolios for assets under management with us, and in certain situations, with others. We are seeking to derive a greater percentage of our revenues from fee-based products as compared to transaction-based sales. As assets under management increase, which rise is comprised of a combination of new assets deposited by clients and the change in the underlying value of assets held, we will generate increased revenues in these areas.

Insurance products

Through registered agencies and agents, we sell insurance products. At the present time, most of our insurance-related revenues are generated from life insurance products.
We incur expenses in connection with the generation of our revenues. Our selling expenses consist primarily of salaries, benefits and commissions to our salespeople, advertising, and travel and entertainment. Our general and administrative expenses consist primarily of salaries and benefits to our management and staff, rent, utilities, insurance and professional fees.

2004 as compared to 2003

		% of		% of	$ Change	% Change
For the years ended December 31,	2004	Revenues	2003	Revenues	2003 to 2004	2003 to 2004
Revenues:
Fees	$1,488,766	71.19%	$1,303,150	70.86%	$185,616	14.24%
Commissions and other	602,444	28.81%	535,911	29.14%	66,533	12.21%

	2,091,210	100.00%	1,839,061	100.00%	252,149	13.71%
Operating expenses:
Selling	950,663	45.46%	766,779	41.69%	183,884	23.98%
General and administrative	1,131,189	54.09%	1,095,869	59.59%	35,320	3.22%

	2,081,852	99.55%	1,862,648	101.28%	219,204	11.77%

Operating income (loss)	9,358	0.45%	(23,587)	-1.28%	32,945	NM

Other income:
Interest and dividend income	1,653	0.08%	2,640	0.14%	(987)	-37.39%
Gain on forgiveness of debt			20,000		(20,000)	NM

	1,653	0.08%	22,640	0.14%	(20,987)	-92.70%

Net income (loss)	$11,011	0.53%	($947)	-1.14%	$11,958	NM

NM - not meaningful

REVENUES:

Revenues increased 13.71% to $2,091,210 for the year ended December 31, 2004 compared to $1,839,061 for the year ended December 31, 2003. Fees and fee-based revenues increased 14.24% to $1,488,766 for the year ended December 31, 2004 compared to $1,303,150 for the year ended December 31, 2003. Commissions and other revenues increased 12.21% to $602,444 for the year ended December 31, 2004 compared to $535,911 for the year ended December 31, 2003.

As of December 31, 2004, we were the third party administrator for 238 plans, a net decrease of 3 plans as compared to the 241 plans we administered as of December 31, 2003. During 2004, we lost 14 plans, primarily of companies that merged or went out of business, which loss was offset by a gain of 11 new plans. Fees for handling the plans we administered increased slightly as compared to 2003. Assets held in 401K and similar plans that we administer increased during the year, which in turn increased the revenues we received in these areas.

As of December 31, 2004, the dollar amount of our client's investment assets under our management was approximately $110 million, a net increase of approximately $8 million as compared to the $102 million of assets under management as of December 31, 2003. Our fee based income increased due to the rise in assets under management; however, as was our intent, our transaction based revenues decreased.

OPERATING EXPENSES:

Operating expenses increased 11.77% to $2,081,852 for the year ended December 31, 2004 compared to $1,862,648 for the year ended December 31, 2003. Selling expenses increased 23.98% to $950,663 for the year ended December 31, 2004 compared to $766,779 for the year ended December 31, 2003. General and administrative expenses increased 3.22% to $1,131,189 for the year ended December 31, 2004 compared to $1,095,869 for the year ended December 31, 2003.

Selling expenses increased primarily due to higher payments to our sales and sales management staff, commensurate with increased revenues. General and administrative expenses increased marginally, which increase was primarily attributable to salary adjustments.

OPERATING INCOME (LOSS):

Operating income increased to $9,358 for the year ended December 31, 2004 compared to a loss from operations of $23,587 for the year ended December 31, 2003. The change was a result of the factors described in the revenues and operating expenses sections.

OTHER INCOME:

Other income decreased to $1,653 for the year ended December 31, 2004 compared to $22,640 for the year ended December 31, 2003. Interest and dividend income decreased 37.39% to $1,653 for the year ended December 31, 2004 compared to $2,640 for the year ended December 31, 2003. A one time gain on the forgiveness of debt of $20,000 was recorded for the year ended December 31, 2003. This forgiveness resulted from our broker/dealer waiving the debt due to our exceeding certain revenue target levels.

NET INCOME (LOSS):

Net income increased to $11,011 for the year ended December 31, 2004 compared to a loss of $947 for the year ended December 31, 2003. The change was a result of the factors described in the previous sections. Until December 13, 2004 (the date of the acquisition of PAS by Duncan), PAS and its affiliates elected to be taxed under Subchapter S of the Internal Revenue Code. As such, no taxes have been provided for.

2003 as compared to 2002

		% of		% of	$ Change	% Change
For the years ended December 31,	2003	Revenues	2002	Revenues	2002 to 2003	2002 to 2003

Revenues:
Fees	$1,303,150	70.86%	$1,367,441	72.58%	($64,291)	-4.70%
Commissions and other	535,911	29.14%	516,551	27.42%	19,360	3.75%

	1,839,061	100.00%	1,883,992	100.00%	(44,931)	-2.38%

Operating expenses:
Selling	766,779	41.69%	907,836	48.19%	(141,057)	-15.54%
General and administrative	1,095,869	59.59%	1,174,233	62.33%	(78,364)	-6.67%

	1,862,648	101.28%	2,082,069	110.51%	(219,421)	-10.54%

Operating income (loss)	(23,587)	-1.28%	(198,077)	-10.51%	174,490	-88.09%

Other income:
Interest and dividend income	2,640	0.14%	6,558	0.35%	(3,918)	-59.74%
Gain on forgiveness of debt	20,000				20,000	NM

	22,640	0.14%	6,558	0.35%	16,082	245.23%

Net income (loss)	($947)	-1.14%	($191,519)	-10.17%	$190,572	-99.51%

NM- not meaningful

REVENUES:

Revenues decreased 2.38% to $1,839,061 for the year ended December 31, 2003 compared to $1,883,992 for the year ended December 31, 2002. Fees and fee-based revenues decreased 4.70% to $1,303,150 for the year ended December 31, 2003 compared to $1,367,441 for the year ended December 31, 2002. Commissions and other revenues increased 3.75% to $535,911 for the year ended December 31, 2003 compared to $516,551 for the year ended December 31, 2002.

As of December 31, 2003, we were the third party administrator for 241 plans, a net decrease of 6 plans as compared to the 247 plans we administered as of December 31, 2002. During 2003, we lost 9 plans which loss was offset by a gain of 3 new plans. Fees for handling the plans we administered decreased slightly as compared to 2002. Assets held in 401K and similar plans that we administer decreased during the year, which in turn decreased the revenues we received in these areas.

As of December 31, 2003, the dollar amount of our client's investment assets under our management was approximately $102 million, a net increase of approximately $22 million as compared to the $80 million of assets under management as of December 31, 2002. Our fee based income increased due to the rise in assets under management; however, as was our intent, our transaction based revenues decreased.

OPERATING EXPENSES:

Operating expenses decreased 10.54% to $1,862,648 for the year ended December 31, 2003 compared to $2,082,069 for the year ended December 31, 2002. Selling expenses decreased 15.54% to $766,779 for the year ended December 31, 2003 compared to $907,836 for the year ended December 31, 20023. General and administrative expenses decreased 6.67% to $1,095,869 for the year ended December 31, 2003 compared to $1,174,233 for the year ended December 31, 2002.

Selling expenses decreased primarily due to lower payments to our sales and sales management staff, commensurate with lower revenues. General and administrative expenses decreased due to a program out into place to reduce costs commensurate with a reduction in revenues.

OPERATING INCOME (LOSS):

Operating loss increased to a loss of $23,587 for the year ended December 31, 2003 compared to a much greater loss from operations of $198,077 for the year ended December 31, 2002. The change was a result of the factors described in the revenues and operating expenses sections.

OTHER INCOME:

Other income increased to $22,640 for the year ended December 31, 2003 compared to $6,558 for the year ended December 31, 2002. Interest and dividend income decreased 59.74% to $2,640 for the year ended December 31, 2003 compared to $6,558 for the year ended December 31, 2002. A one time gain on the forgiveness of debt of $20,000 was recorded for the year ended December 31, 2003. This forgiveness resulted from our broker/dealer waiving the debt due to our exceeding certain revenue target levels.

NET INCOME (LOSS):

Net loss decreased to $947 for the year ended December 31, 2003 compared to a loss of $191,519 for the year ended December 31, 2002. The change was a result of the factors described in the previous sections. Until December 13, 2004 (the date of acquisition of PAS by Duncan), PAS and its affiliates elected to be taxed under Subchapter S of the Internal Revenue Code. As such, no taxes have been provided for.

NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES

Three Month Period ended March 31, 2005 Compared to March 31, 2004

Results of operations for the three months ended March 31, 2005 compared to March 31, 2004 are as follows:

		% of		% of	$ Change	% Change
For the three months ended March 31,	2005	Revenues	2004	Revenues	2004 to 2005	2004 to 2005

Revenues	$555,664	100.00%	$547,499	100.00%	$8,164	1.49%

Operating expenses:
Selling	73,333	13.20%	127,973	23.37%	(54,640)	-42.70%
General and administrative	544,078	97.91%	292,340	53.40%	251,738	86.11%
Depreciation and amortization	87,539	15.75%	1,979	0.36%	85,560	NM
Stock based compensation	2,953	0.53%		0.00%	2,953	NM

	707,903	127.40%	422,293	77.13%	285,610	67.63%

Operating income (loss)	(152,239)	-27.40%	125,207	22.87%	(277,446)	-221.59%

Other income (expense):
Reverse acquisition transaction costs	(215,000)	-38.69%		0.00%	(215,000)	NM
Interest expense	(37,519)	-6.75%		0.00%	(37,519)	NM
Interest and dividend income	3,081	0.55%	540	0.10%	2,541	NM
	(249,438)	-44.89%	540	0.10%	(249,978)	NM

Income (Loss) before provision for income taxes	(401,677)	-72.29%	125,746	22.97%	(527,424)	NM

Deferred income tax benefit	21,973	3.95%		0.00%	21,973	NM

Net income (loss) available to common shareholders	(379,704)	-68.33%	125,746	22.97%	($505,450)	NM

Preferred dividends	(68,603)

Net Income (Loss)	($448,307)		$125,746

NM - Not meaningful

Revenues for the three months ended March 31, 2005 increased $8,164 to $555,664 compared to the three months ended March 31, 2004 as shown on the table above.

The primary factors contributing the revenue increase were:

An increase of approximately $57,000 in revenues from our third party administration business
An increase of approximately $29,000 in revenues from our investment management business
A decrease of approximately $79,000 in premiums collected in our insurance business

Operating expenses increased $285,610 to $707,903 from the prior year's first quarter. As a percentage of sales, operating expenses increased by 67.63% when compared to the three months ended March 31, 2004.

Selling expenses decreased $54,640 to $73,333 from the prior year's first quarter. As a percentage of sales, selling expenses decreased by 42.70% when compared to the three months ended March 31, 2004.

General and administrative expenses increased $251,738 to $544,078 from the prior year's first quarter. As a percentage of sales, general and administrative expenses increased by 86.11% when compared to the three months ended March 31, 2004.

Depreciation and amortization increased $85,560 to $87,539 from the prior year's first quarter.

Stock based compensation increased $2,953 to $2,953 from the prior year's first quarter.

The decrease in selling expenses was primarily attributable to lower compensation costs for sales personnel.

The increase in general and administrative expense of $219,000, which accounted for approximately 87% of the total increase in general and administrative expenses, was mainly due to:

Salaries and payroll fringe of approximately $120,000 for the Chief Executive Officer and Chief Financial Officer of the registrant
Professional fees of approximately $60,000
Rent expense for the registrant of $24,000
Directors and officers liability insurance of approximately $15,000

The increase in depreciation and amortization was primarily attributable to amortization of intangible and other assets of approximately $87,000.

Other income (expense)

Net other expense increased $249,978 to $249,438 for the three months ended March 31, 2005 as compared to net other income of $540 for the three months ended March 31, 2004, was mainly due to:

Interest expense of approximately $38,000 from our secured convertible note (including non-cash interest of $15,000 due to accretion of our secured convertible note), a secured convertible loan, loans to former owners of certain subsidiaries and interest on the financing of our directors and officers liability insurance policy

Cash costs due to the reverse acquisition transaction of $215,000

LIQUIDITY AND CAPITAL RESOURCES

NATIONAL INVESTMENT MANAGERS INC. (formerly known as Fast Eddie Racing Stables, Inc.)

At December 31, 2004 and 2003, respectively, the Company had working capital of approximately $10,600 and $(7,000), respectively.

On August 4, 2004, the Company sold 2,754,500 shares of restricted common stock at $0.01 per share for gross proceeds of $27,545, pursuant to a subscription agreement, to Glenn A. Little, who became the Company's then Chief Executive Officer. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction. As a result of this transaction, Glenn A. Little became the Company's controlling shareholder, owning 3,554,000 shares of the 5,000,000 issued and outstanding shares of the Company's common stock, or approximately 71.08%, at the close of business on August 4, 2004. Mr. Little retained control until the transaction was consummated with Duncan Capital Financial Group, Inc.

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., under which we issued and delivered to Laurus (i) a secured $3,000,000 convertible term note (the “Note”), (ii) a Common Stock Purchase Warrant (the “Warrant”), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option (“Option”) entitling Laurus to purchase up to 643,700 shares of our Common Stock at a per share purchase price of $0.01.

We received gross proceeds of $3,000,000 from the sale of the Note, the Warrant and the Option. We may only use such proceeds for general working capital purposes and acquisitions approved by Laurus, as described below. Unless redeemed earlier by us or earlier converted into Common Stock by Laurus, as described below, the Note matures on March 9, 2008.

At closing, $500,000 of gross Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 as a fee to Glenn Little in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus (“Restricted Account”). Funds will be released by Laurus to the Company from the Restricted Account as follows: In connection with certain business acquisitions to be made by the Company, Laurus will direct the bank to release to the Company an amount of funds equal to the product of three times the “Acquired Entity Consolidated EBITDA” of the acquired entities. “Acquired Entity Consolidated EBITDA” is defined as net income before giving effect to interest, taxes, depreciation and amortization. Under an amendment to be entered into by the parties, any funds remaining in the Restricted Account on December 15, 2005 will be returned to Laurus without premium or penalty.

Laurus may, at its sole option, advance additional funds to the Company in the aggregate principal amount of up to $7,000,000, at Laurus' sole discretion, within 270 days of March 9, 2005, on the same terms and conditions (including interest rate and conversion price) as the $3 Million Note. In the opinion of management, we will have sufficient funds to finance our acquisition program if we are able to draw down on the balance of our secured credit line with Laurus.

Amortizing payments of the outstanding principal amount of the Note not contained in the Restricted Account, referred to as the “Amortizing Principal Amount”, begin on July 1, 2005, in monthly installments of $ 14,705.88 on the first day of each succeeding calendar month (each, a “Repayment Date”) until paid, together with accrued and unpaid interest (whether by the payment of cash or by the conversion of such principal into Common Stock, as described below). Laurus has agreed to amend the existing provisions of the Note to provide that, following a release of funds from the Restricted Account (other than with respect to a release that occurs as a result of a conversion of any Note principal) (a “Release Amount”), each monthly payment of the Amortizing Principal Amount occurring on or after the 90th day following any such release will be increased by an amount equal to (x) such Release Amount divided by (y) thirty-three, with such Release Amount payable in full 36 months after its release. The remaining principal amount held in the Restricted Account, referred to as the “Non-Amortizing Principal Amount”, is due and payable on the Maturity Date.

Interest accrues on the Note at the “prime rate” published in The Wall Street Journal, as adjusted from time to time, plus three percent (3%). Interest on the Amortizing Principal Amount is payable monthly, in arrears, commencing on April 1, 2005. Accrued interest on the Non-Amortizing Principal Amount is payable only on the Maturity Date unless the Note is redeemed or converted before the Maturity Date, in which case accrued interest on the amount redeemed or converted is due and payable on the date of redemption or conversion.

If, as of the last business day of a month prior to maturity when the shares of Common Stock underlying each of the conversion of the Note and the exercise of the Warrant have been registered, the market price of the Common Stock for the five consecutive trading days immediately preceding the last business day of such month exceeds the then-applicable Fixed Conversion Price (defined below) by at least 25%, the interest rate for the succeeding calendar month will automatically be reduced by 25 basis points (0.25%) for each incremental 25% increase in the market price of the Common Stock above the Fixed Conversion Price.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share (the “Fixed Conversion Price”). The Fixed Conversion Price is subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid (“Monthly Amount”), into shares of Common Stock if the following criteria (“Conversion Criteria”) are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable Repayment Date.

The Company has the option of prepaying the outstanding principal amount of the Note in whole or in part by paying an amount equal to (i) with respect to the Amortizing Principal Amount, 125% of the principal amount to be redeemed; and (ii) with respect to the Non-Amortizing Principal Amount, 120% of the principal amount to be redeemed. The Company must give Laurus at least seven business days prior written notice of its intention to redeem any portion of the principal amount of the Note.

Our obligations to Laurus are secured by a blanket lien on substantially all of our and our subsidiaries' assets, as well as by our ownership interests in our subsidiaries, which have guaranteed these obligations.

DUNCAN CAPITAL FINANCIAL GROUP, INC.

Duncan Capital Financial Group, Inc. (“Duncan”), was formed and incorporated in the State of Delaware on November 24, 2004 to acquire substantially all of the net assets of Pension Administrative Services, Inc. and affiliates (“PAS”).

On December 13, 2004, Duncan closed on the sale of 3,820,000 shares of preferred stock designated as Series A at a price of $.50 per share and 9,540,000 shares of common stock at a price of one sixth of one dollar per share. Holders of shares of Series A preferred stock also received warrants to purchase an aggregate of 1,910,000 shares of common stock (see “Liquidity and Capital Resources”). We received net proceeds from these sales, after costs and expenses, of approximately $3,125,000.

Coterminous with the sale of securities mentioned in the previous paragraph, we acquired 100% of the common stock of PAS for total consideration of $3,656,350, of which $3,107,898 was payable in cash at the closing, $365,635 in the form of convertible notes is due in 12 quarterly installments commencing March 1, 2005 and $182,817 is contingent upon certain future events. In February 2005, $215,635 of convertibles notes, plus accrued interest, were converted into 294,813 shares of common stock at $0.75 per share. The acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004.

In January 2005, we entered into an agreement to borrow up to $500,000 in senior secured notes (the “2005 Notes”) from a principal stockholder. Management believes that the terms of the 2005 Notes are comparable to terms that may have been obtained in an arms-length transaction from an unaffiliated third party lender. In January 2005, we borrowed $350,000 pursuant to this agreement. In the second quarter of 2005, we anticipate borrowing an additional $150,000 under this facility. The 2005 Notes bear interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal, plus any accrued and unpaid interest, is due December 31, 2005. The 2005 Notes are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

At December 31, 2004 and 2003, respectively, PAS had working capital of $90,686 and $358,833. Cash balances were $81,509 at December 31, 2004 and $376,091 at December 31, 2003. Accounts receivable balances, net of allowances for doubtful accounts of $11,000 in both years, were $116,370 at December 31, 2004 and $133,341 at December 31, 2003.

Total liabilities, which were all current in nature and classification, were $111,553 at December 31, 2004 and $165,612 at December 31, 2003. Included in the balance as of December 31, 2003 was a liability to a shareholder of $65,692, which liability was paid in 2004.

The decrease in cash of $294,582 in 2004 is attributable to cash provided by operations of $66,283 less $360,865 in payments to a stockholder. The payments to the stockholder were comprised of a loan repayment of $65,692 and a distribution to the stockholder of $295,173.

As of December 31, 2004, PAS has no outstanding liabilities except trade payables and recurring accruals incurred in the normal course of business and has no lines of credit nor debt facilities outstanding or available.

NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES
Three Month Period ended March 31, 2005 Compared to March 31, 2004
Liquidity and Capital Resources

Our cash, working capital and stockholders' equity position is disclosed below:

	March 31, 2005	December 31, 2004

Unrestricted Cash	$295,007	$100,396
Working Capital	($ 29,044)	($ 266,905)
Stockholders' Equity	$3,707,661	$2,908,686

The Company had cash as of March 31, 2005 of $295,007, an increase of $205,228 from December 31, 2004.

The increase in cash was due to:

outstanding indebtedness. From December 31, 1989 until March 9, 2005, the Company had no operations, and nominal assets or liabilities. Prior to March 2005, the Company's principal business activity was to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

On March 9, 2005, the Company acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. (“Duncan”) in a transaction in which the shareholders of <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Duncan obtained a controlling interest in the Company.
Cash flows from operating activities:
Net loss available to common shareholders	$(379,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	109,653
Non-cash interest	15,000
Stock-based compensation	2,953
Stock issued for services	25,000
Deferred income tax benefit	(21,973)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(41,389)
Accrued interest receivable	(2,778)
Prepaid and other current assets	(146,041)
Accounts payable	8,243
Accrued expenses and other current liabilities	(43,493)
Accrued interest payable	6,070

Net cash used in operating activities	(468,459)

Cash flows from investing activities:
Purchases of property and equipment	(8,358)
Acquisition costs (PAS transaction)	(27,500)
Cash acquired (reverse merger transaction)	10,618
Increase in restricted cash (for acquisition purposes)	(2,500,000)

Net cash used in investing activities	(2,525,240)

Cash flows from financing activities:
Proceeds from convertible notes	3,000,000
Proceeds from short-term debt	460,000
Payments on short-term debt	(23,831)
Costs of 2004 common and preferred stock sales, net	(58,242)
of $17,102 collected from the escrow agent
Payment of deferred financing costs	(179,000)

Net cash provided by financing activities	3,198,927

Increase in cash	$205,228

Net cash of $468,459 used in operating activities was primarily due to a net loss available to common shareholders, increases in accounts receivable and prepaid expenses of $379,704, $41,389 and $146,041 respectively, and reflect a quarterly loss, increases required to support the seasonal high of our first fiscal quarter receivables and capitalization of certain costs. These uses of cash were offset by non cash items of $130,633.

Net cash of $2,525,240 used in investing activities was primarily due to an increase of cash restricted for acquisition purposes of $2,500,000 and acquisition costs of $27,500.

Net cash of $3,198,927 provided by financing activities was primarily due to the proceeds of three loans (two of which are secured) of $3,460,000 less issuance costs of the two secured notes of $179,000.

We believe that our cash and cash equivalents as of March 31, 2005 and our internally generated cash flow and available borrowings under existing lines will provide us with sufficient liquidity to meet our currently foreseeable short-term and long-term capital needs.

Future Contractual Obligations

The following table shows the Company's contractual obligations related to lease obligations as of March 31, 2005:

Payments due by period Contractual obligations	Total	Less than 1 year	1 - 2 years
	$61,224	$56,122	$5,102

BUSINESS

General

The Company is a Florida corporation organized in April 1981. The Company's principal executive office is located at 830 Third Avenue, New York, New York 10022. Its telephone number is 212 355-1547.

The Company, formerly known as “Fast Eddie Racing Stables, Inc.” was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). The Company commenced business operations in September 1983.

The Company completed a public offering of its common stock pursuant to a Registration Statement on Form S-18 during October 1985. The Company did not file a registration statement under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), with respect to its class of Common Stock, and does not meet the asset threshold of $10 million or the record ownership threshold of 500. The Company has filed a registration statement for its class of Common Stock under the 1934 Act contemporaneously with the filing of the registration statement of which this prospectus is a part.

During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. From December 31, 1989 until March 9, 2005, the Company had no operations, and nominal assets or liabilities. Prior to March 2005, the Company's principal business activity was to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

On March 9, 2005, the Company acquired all of the outstanding shares of common stock of Duncan Capital Financial Group, Inc. (“Duncan”) in a transaction in which the shareholders of Duncan obtained a controlling interest in the Company. This merger was effected for the principal purpose of obtaining a $10 million credit line from Laurus Master Fund, which conditioned approval of this credit facility on the borrower having publicly traded equity securities. Upon the consummation of this transaction, we issued 12,040,000 shares of our common stock to the stockholders of Duncan under the acquisition agreement. In addition, warrants to acquire an aggregate of 1,910,000 shares of Duncan common stock were converted to warrants to acquire our common stock on similar terms for $0.1667 per share. We subsequently completed the issuance of 3,820,000 shares of our Series A Preferred Stock to a total of ten holders of preferred stock of Duncan in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. We received no other consideration in such exchange. Holders of Series A Preferred Stock have the right to convert, at any time, their shares of Series A Preferred into shares of common stock on a 1:1 basis. The above 12,040,000 shares of common stock, together with 1,910,000 shares of common stock underlying the above warrants, and 3,820,000 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the shares of common stock being offered for sale under this prospectus. In addition, on account of other financing transactions, up to 736,000 shares of common stock may be issued to CAMOFI Master LDC (formerly known as DCOFI Master LDC) if that lender converts its $500,000 of loans to Duncan at $0.68 per share, up to 3,614,458 shares of common stock may be issued to Laurus Master Fund Ltd. if that lender converts its $3 million secured note into common stock at $0.83 per share, up to 1,084,338 shares of common stock may be issued to Laurus if Laurus exercises its warrant to acquire common stock at a conversion price of $1.00 per share, and up to 643,700 shares of common stock may be issued to Laurus if Laurus exercises its option to acquire common stock at an exercise price of $0.01 per share. See “Description of Securities - Laurus Financing”.

Duncan was formed in November 2004 as a vehicle for the acquisition of pension advisory, investment management and insurance brokerage organizations generating annual revenues in the range of $1 million to $20 million whose clients generally have less than 100 employees, with a view to consolidating such businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. With these stated business principles in mind, on December 13, 2004, Duncan entered into stock purchase agreements to acquire 100% of the outstanding shares of three companies from their controlling shareholders: Pension Administration Services, Inc., Complete Investment Management, Inc. of Philadelphia and MD Bluestein, Inc.

Financial organizations today are challenged to compete more effectively, improve productivity and maximize profits during periods of both economic growth and decline. Our objectives are to increase our client base and to expand the services we offer to them through focused account management and administration, emphasizing services with recurring revenues and long-term relationships. We seek to increase our business base through (i) organic growth of our clients, (ii) sales of additional products and services to existing clients, (iii) direct sales to new clients, and (iv) acquisitions of businesses that provide similar and/or complementary solutions.

Competition

We believe that the markets for our products and services are highly competitive. We believe that we remain competitive due to several factors, including our overall company strategy and commitment, product quality, reliability of service, the personal relationships between our key employees and clients, local presence, duration of client relationships and competitive pricing. We believe that, by virtue of our range of product and service offerings, and our overall commitment to client service and relationships, we compete favorably in these categories at the local and regional level. In addition, we believe that we have a competitive advantage as a result of our position as an independent vendor, rather than as a cooperative, an affiliate of a financial institution, a hardware vendor or competitor to our clients.

Our principal competitors are third-party administration firms, mutual fund companies, brokerage firms, insurance companies, distributors of insurance products, investment advisors, financial planners, in-house service departments and affiliates of financial institutions.

Operations

We believe that preserving the entrepreneurial culture of our firms is important to their continued growth. We do not typically integrate the sales, marketing and processing operations of our acquired firms. Recognizing that the principals have established personal relationships with their businesses’ clients, we allow the principals to continue to operate in the same entrepreneurial environment that made them successful before the acquisition, subject to our oversight and control at the corporate level in the areas of accounting, budgeting and business planning. The principals report to Richard E. Stierwalt, our Chief Executive Officer, and Leonard A. Neuhaus, our Chief Financial Officer, and to our Board of Directors.

Corporate Headquarters

Our New York headquarters provides support for our acquired firms. Corporate activities, including mergers and acquisitions and finance and accounting, are centralized in New York. Our mergers and acquisitions team identifies targets, performs due diligence and negotiates acquisitions. Finance and accounting is responsible for working with each firm to ensure timely and accurate reporting. In addition, finance and accounting is responsible for consolidation of our financial statements at the corporate level.

Strategy; Plan of Operation

The Company's strategy is to purchase majority interests in small to medium-sized pension advisory, investment management and insurance organizations with recurring revenue streams and consolidate these businesses to take advantage of cross-selling opportunities, economies of scale, efficiencies and where appropriate, consolidation of overhead. These businesses will typically have a sole proprietorship or partnership structure, and will typically have stable revenue growth and cash flow with low client attrition rates.

Management of the Company believes there are numerous such businesses in the United States, individually maintaining up to $500 million in assets under management or under administration. Many of these entities have part or all of their business dedicated to retirement plan management and administration, known as third party administration. These businesses compete very effectively on a local level by offering a high degree of personalized service to wealthy individuals and local businesses.

Management of the Company believes that many of these businesses are attractive acquisition candidates as stand alone-businesses due to their high profitability margins and strong cash flows, long-term client relationships, and consistent fee based income streams. Most of the businesses we will seek to acquire will have a majority of their revenue being derived from recurring sources and not transaction based revenue. However, due to their size and structure, they have not yet taken advantage of the industries' best practices relating to information technology and back office processes.

As stand-alone businesses, many cannot grow and diversify beyond their current levels due to resource constraints and personnel issues. Since these businesses do not have large staffs or marketing budgets, their ability to develop new products and diversify into other product categories is limited. Their ability to cross sell is limited not only by their product offerings, but also by the lack of expertise required to be an expert in many retirement facets, and therefore, much of the products and services they do not or can not offer is referred elsewhere. In many cases, current cash flows provide stable businesses lifestyles to current owners and partners who have little incentive to invest their own capital in the future growth of the business.

The Company believes that these dynamics create an opportunity for industry consolidation. Our goal is to create an organization that can assimilate these businesses, minimizing execution risk while preserving the strong client relationships that make these firms valuable. The technology platforms available for use today could allow the Company to compete effectively against larger institutional platforms in terms of offering sophisticated back office functionality and systems support. This would enable the Company to offer clients greater value, while becoming more competitive against other local service providers who continue to operate on a smaller scale.

Client retention is an important aspect of any such consolidation. The Company intends to promote client retention at the acquired entity level by utilizing some or all of the following:

- issuing our stock as a portion of the purchase price of each subsidiary;

- having the seller/owner finance a portion of the purchase price in the form of a seller's note;

- offering notes convertible into the stock of the Company;

- holding back a portion of the purchase price to ensure compliance with stated goals and objectives, including client retention;

- offering employment contracts to retain key employees;

- entering into non-competition agreements with selling owners and key employees; and

- providing bonus incentives for former owners to expand and grow the business.

Over the next 12 to 24 months, the Company plans to enhance revenues in the acquired businesses through cross-selling to existing clients where no such services are currently provided and by offering a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service. For those acquired businesses that do not offer a full suite of products, the Company plans to expand their product lines as soon as practicable upon acquisition. For those acquired companies that already offer a broad line of products, the Company plans to emphasize cross-marketing and referral services to expand market penetration. The Company believes that it can also improve operating margins in the acquired businesses primarily through increased purchasing power through economies of scale, increased fees due to a greater base of assets under management, decreased sales expense associated with cross-selling, elimination of certain redundant back office support functions and where appropriate, centralized customer services support and consolidation of overhead.

Initial Acquisition

Overview

On December 13, 2004 the Company entered into stock purchase agreements to acquire (the “Acquisition”) three companies (the “Acquired Companies”) from their controlling shareholders: Pension Administration Services, Inc., a Pennsylvania corporation organized in 1973 (“PAS”); Complete Investment Management, Inc. of Philadelphia, a Pennsylvania corporation organized in 1986 (“CIM”); and MD Bluestein, Inc., a Pennsylvania corporation organized in 1979 (“MDB”). One individual was the sole owner of PAS and MDB; CIM was jointly owned by the sole owner of PAS and MDB and another individual. The principal executive offices of PAS, CIM and MDB are located at 110 Gibralter Plaza, Suite 101, Horsham, Pennsylvania 19044.

The total purchase price paid for the Acquired Companies was $3,656,350, of which: (i) $3,107,898 was paid in cash at closing; (ii) $365,635 was paid by delivery of convertible notes bearing interest at 7% per annum with principal payable in 12 consecutive quarterly installments beginning 90 days after closing, and convertible into Common Stock at the holder's option at a conversion rate equal to fair market value, and (iii) the balance of $182,817 will be held back by the Company pending completion of an acquisition meeting certain criteria within 24 months of the closing.

PAS., CIM and MDB continue to share administrative and bookkeeping staff and utilize common office space at the Horsham, Pennsylvania location.

Services offered by the Acquired Companies to clients include the following:

•	Pension plan design, creation, termination and administration

•	Investment management of retirement plan assets

•	Investment management of non-plan assets for wealthy individuals

•	Quarterly asset monitoring reports

•	401(k) asset management through an insurance company program

•	Retirement distribution studies

•	Life insurance

•	Deferred compensation and annuities

•	Limited hospitalization and long-term care insurance

The Acquired Companies use PAS' plan administration business to help small businesses organize, report and administer their pension plans. Once an entity becomes a PAS client, it is often a good candidate for pension plan investment management business services, which carry a higher profit margin and an annuity feature as well as insurance services. CIM provides investment guidance and investment performance monitoring while MDB provides insurance related services. We view ourselves as problem solvers for our clients, recommending third party products and investment platforms that we believe serve our clients' best interests.

A description of the individual Acquired Companies is as follows:

Business of PAS

PAS is a retirement and pension consulting and administration firm that provides services for pension and other retirement plans in the following areas:

-preparation of plan feasibility and design studies, including the fields of contribution maximization/reduction, retirement planning and distribution, executive compensation, new comparability, 401(k) plans, plan terminations, governmental compliance and coverage, participation and discrimination testing; and

-administration of existing plans, including: preparation of government forms and summary plan descriptions, training personnel, maintaining employee data maintenance systems, maintaining detailed asset reconciliation data, providing periodic reports, determining plan contributions and benefits, distributions to plan participants, termination of employees and plans and coordination with other benefit programs.

PAS has been an operating business for over 25 years, and currently serves approximately 200 clients. PAS' approach is that of a problem solver for its clients, and not a product provider with a specific product as a proposed solution. This approach allows PAS to analyze the specific needs of a client and its employees and then recommend an appropriate course of action.

Revenues are generated by PAS through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients.

Business of CIM

CIM provides financial advisory services to small businesses and high net worth individuals in the Philadelphia metropolitan area. CIM is not a registered broker-dealer or a registered investment advisor. Representatives of CIM are NASD-licensed registered representatives who work in conjunction with, and are supervised by, Capital Analysts, Inc., a registered investment adviser and broker dealer, to provide investment advisory services to corporations, individuals, retirement plan trustees and charitable foundations in the following areas:

    -review of assets and investments, including investment allocations;

    -determination of investment goals and strategies in light of the client's objectives, degree of risk and time horizon;

    -implementation of investment programs from among a broad spectrum of investment choices, including domestic and international mutual funds, certificates of deposit, treasuries, fixed and variable annuities, and specialty investments; and

   - monitoring performance results of investments and advising the client of any recommended adjustments.

CIM has conducted business operations for over ten years, servicing approximately 125 clients, with commissions earned from over 500 managed accounts.

Fee income is generated through commissions paid by the various investment platforms, including managed accounts and mutual fund investment programs such as those operated by Capital Analysts, SEI, Lockwood, Nationwide, Wells Real Estate, Brinker Capital, Managers Choice and Envestnet, among others. The majority of revenue derived by CIM is paid through Capital Analysts, Inc.. As of March 25, 2005, CIM's assets under management totaled approximately $113 million.

Business of MDB

Through licensed and authorized brokers and agents, MDB is engaged in the business of insurance and annuity product sales as well as estate planning services highlighting wealth accumulation, preservation and transfer needs. Fee income is generated through commissions on product sales. MDB has conducted business operations for over 25 years.

Clients and Customers

The customers of our life insurance and wealth transfer and investment advisory products and services are generally high net worth individuals and the businesses that serve them. We believe that the current economic and stock market environment may lead high net worth persons to increase their demand for the specialized services we offer in order to continue to meet their financial goals.

The customers of our firms' retirement plan administration services are generally small and medium-size corporations and the businesses that serve them. We consider this segment our target market.

Government Regulation - Acquired Companies

The Acquired Companies and their personnel are subject to extensive regulation. The Acquired Companies and its personnel are licensed to conduct business in the states of Pennsylvania, New Jersey, Florida, Maryland, Delaware, Virginia and New York, and are subject to regulation and supervision both federally and at the state level in each of these jurisdictions. The ability of the Acquired Companies and their personnel to conduct business in the jurisdictions in which they operate depends on their compliance with the rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. Failure to comply with all necessary regulatory requirements, including the failure to be properly licensed or registered, can subject the Acquired Companies to sanctions or penalties.

Each jurisdiction has enacted laws and regulations governing the sale of insurance products. State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations which affect the Acquired Companies. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. Violations of state insurance laws or failure to maintain applicable state insurance licenses can result in revocation of such licenses.

Providing investment advice to clients is also regulated on both the federal and state level. Personnel of the Acquired Companies are permitted to conduct investment advisory activities through Capital Analysts, Inc., an unaffiliated broker dealer and investment adviser registered with the National Association of Securities Dealers, Inc. and with SEC under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including disclosure obligations, recordkeeping and reporting requirements, marketing restrictions and general anti-fraud prohibitions which affect the conduct of the Acquired Companies and their personnel. In addition, certain of the Acquired Companies' personnel are regulated by state securities regulators under applicable state securities laws. Violations of applicable federal or state laws or regulations can result in the imposition of fines or censures and disciplinary actions, including the revocation of licenses or registrations previously issued to the Acquired Companies or their personnel.

EMPLOYEES

As of March 24, 2005, we had approximately 22 full-time employees. None of our employees are represented by a labor union or are subject to collective-bargaining agreements. We believe that we maintain good relationships with our employees.

PROPERTIES

We currently lease approximately 5,738 square feet of office space in Horsham, Pennsylvania under a lease agreement which expires on April 30, 2006, with a one-year lease option that we expect to exercise. We also lease two offices and shared conference, reception and information technology services in Manhattan on a month-to-month basis from an entity controlled by a shareholder at the rate of $3,000 per month per office, which we believe to be a fair market rate based upon our study of executive office suite rates in the midtown Manhattan area. In the opinion of our management, the leased properties are adequately insured. Our existing properties are in good condition and suitable for the conduct of our business.

LEGAL PROCEEDINGS

We are not party to any material pending legal proceedings.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors and executive officers, their ages and the positions they hold:

NAME	AGE	POSITION
Richard E. Stierwalt (4)	50	President, Chief Executive Officer and Director
Richard J. Berman (1,3,4)	62	Chairman of the Board and Director
Leonard Neuhaus	46	Chief Financial Officer
Michael Bluestein	57	Director
Steven B. Ruchefsky (2,4)	42	Director
Kevin T. Crow (2,3)	43	Director
Jeff Cooke (1)	43	Director
Arthur D. Emil (3)	79	Director
Steven Ross (1)	47	Director

1 Member of the Audit Committee
2 Member of the Compensation Committee
3 Member of the Governance Committee
4 Member of Executive Committee

Richard E. Stierwalt. Richard E. Stierwalt has served as our President and Chief Executive Officer and as a director since March 9, 2005. Mr. Stierwalt has served as the President and Chief Executive Officer of Duncan since November 2004. Prior to joining Duncan, Mr. Stierwalt was the Managing Partner of New Shorehaven, LLC. Mr. Stierwalt is a member and part owner of Saratoga Capital Management, the investment advisor to the Saratoga Group of mutual funds. From 1998 to 2003, Mr. Stierwalt was the Chief Executive Officer of Orbitex Financial Services Group. Previously, he was the President of BISYS Investment Services, a NYSE-listed firm. Prior to the March 1995 merger of Concord Holding Corporation with BISYS Fund Services, he was Chairman of the Board and Chief Executive Officer of Concord Holding Corporation. Mr. Stierwalt received an associate degree in banking and finance and a BA in management from the University of Indianapolis. He attended the Stonier Graduate School of Banking at Rutgers University and is an OPM graduate of Harvard University. He serves on the Board of Trustees and Chairs Finance at the University of Indianapolis and Chairs the Capital Campaign at East Avenue United Methodist Church. He also serves on the Board of Directors of: Biomega Laboratories, We Are Family Foundation, and Harborside Resort. Mr. Stierwalt intends to devote substantially all of his business time to the Company. Under the terms of his employment agreement, Mr. Stierwalt is permitted to spend up to 10% of his business time in connection with other business matters, provided that, and only for so long as, they do not interfere with, or present conflict of interest issues with respect to, his duties to the Company.

Richard Berman. Richard Berman has served as our Chairman and as a director since March 9, 2005. Mr. Berman has been Chairman of the Board of Directors and a Director of Duncan since November 24, 2004. Since 2000 Mr. Berman has served as a professional director of Dyadic International, Inc., International Microcomputer Software, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc. and GVI Security Solutions, Inc. From 1998 to 2000 Mr. Berman was Chairman and CEO of Internet Commerce Corporation. He is also Chairman of Candidate Resources, Inc. He is a past Director of the Stern School of Business of NYU from which he received a B.S. and an M.B.A. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Leonard Neuhaus. Mr. Neuhaus has served as our Chief Financial Officer since March 9, 2005. Mr. Neuhaus has served as the Chief Financial Officer of Duncan since January 2005, and has been a certified public accountant since 1982. Mr. Neuhaus spent eight years in the practice of public accounting in regional and international firms, including BDO Seidman. He served as Chief Financial Officer of a publicly-traded entity and has sat on the Board of Directors of publicly-traded entities and not-for-profit organizations. Mr. Neuhaus has been involved in a number of corporate finance and merger and acquisition transactions. His experience includes working with large international financial institutions as well as growing entrepreneurial companies. For the last five years, Mr. Neuhaus has served as a self-employed consultant for Credit Lyonnais, Bank of America, Hauppauge Digital, Inc., a NASDAQ National Market System company, and others. Mr. Neuhaus received a B.A. in Accounting and Information Systems from Queens College in 1980.

Michael Bluestein. Michael Bluestein has served as a director since April 15, 2005. Mr. Bluestein founded and has been President of PAS and MDB since 1973 and 1979 respectively, as well as Vice President of CIM since 1986. Mr. Bluestein graduated from Pennsylvania State University with a Bachelor of Science degree and holds a Series 7, 63, and is a Registered Investment Adviser (R.I.A.). He also has a Life and Health License and a Certified Investment Management Consultant (C.I.M.C.) designation.

Steven B. Ruchefsky. Steven B. Ruchefsky has served as a director since April 15, 2005. Mr. Ruchefsky, a graduate of The George Washington University Law School, practiced law in New York City for fifteen years. Through 2000, he was a partner of a 80-attorney New York City law firm, chair of its specialized litigation department and member of the firm's management group. In 2000, he left his law firm to establish a family office for one of his high net worth clients. There, Mr. Ruchefsky was responsible for the diversification out of that family's single stock holding, the development and implementation of an investment strategy and for the establishment of operating controls and procedures. In addition, Mr. Ruchefsky was a principal of an early stage/seed venture capital firm established by the family and sat on the boards of several of its portfolio companies.  Since September 2001, Mr. Ruchefsky has been working with the founder and chief executive officer of a prominent multi-strategy hedge fund and is responsible for this executive's personal finance, tax and investment decisions in addition to performing special projects for the hedge fund.  Since that time, Mr. Ruchefsky has been employed by Caremi Partners Ltd., a significant shareholder of the Company. He currently sits on the boards of several private and not-for-profit companies.

Kevin T. Crow. Kevin T. Crow has served as a director since April 15, 2005. Mr. Crow is the founder Diversified Corporate Solutions, LLC and has been its CEO since 2004. Diversified Corporate Solutions creates strategic alliances that provide start-up and emerging growth businesses solutions. From 2000 to 2003, Mr. Crow was the Chief Operating Officer of Women's United Soccer Association. From February 1994 to September 2000, Mr. Crow was President of ZipDirect, LLC, a full service printing, mailing and shipping company. Mr. Crow was also a professional soccer player, playing on the U.S. National Team, and was a two-time Olympic Athlete between 1983 and 1992. Mr. Crow's current directorships include Grant Health Ventures, a publicly traded woman's health care company, and Knobias, Inc. Mr. Crow has a BA in Finance from San Diego State University. Kevin Crow is the brother of Michael Crow, a principal of MW Crow Family L.P., one of our significant stockholders.

Jeff Cooke. Jeff Cooke has serves as a director since April 15, 2005. Since January 2002, Mr. Cooke has been President and CEO of FDI Collateral Management, which provides electronic lien and titling and other services for automotive lenders. From March 2000 to December 2001 Mr. Cooke served as managing partner for Granite Ventures, LLC which provides interim leadership services for early stage companies and those going through a significant change in direction. From November 1998 to March 2000 Mr. Cooke was President and COO of NEC Computers, Inc. Prior to joining NEC Computers, Mr. Cooke held several positions at Hewlett Packard.

Arthur D. Emil. Arthur D. Emil, Esq. has serves as a director since April 15, 2005. Mr. Emil has been a practicing attorney in New York City for over fifty years, including with Kramer Levin Naftalis & Frankel, from 1994 to 2003 and with Jones Day Reavis & Pogue prior to that. In 2003, Mr. Emil joined Cohen Tauber Spievack & Wagner LLP. Mr. Emil is a principal owner and Chairman of Night Sky Holdings LLC, a company which owns several restaurants now operating in the New York area, which included Windows on the World, and operated the Rainbow Room from 1986 until December 1998. Mr. Emil is the founding principal and shareholder of two real estate development firms with commercial, residential and mixed-use properties in Connecticut and New York. Mr. Emil is a director of NexMed, Inc. Mr. Emil has also served as a director of other publicly held corporations including some in the financial services sector. Mr. Emil has served as trustee for various non-profit organizations including The American Federation of Arts and the Montefiore Medical Center. Mr. Emil received his LLB from Columbia University.

Steven J. Ross. Steven J. Ross has served as a director since April 15, 2005. Since February 2000, Mr. Ross has been DynTek, Inc.'s President, Chief Executive Officer and Chairman of the Board. Mr. Ross has an extensive industry background, most recently serving as General Manager of Toshiba's Computer System Division, responsible for sales, marketing, and operations in North and South America from 1998 to 1999. Prior to that, Mr. Ross was President and General Manager of the Reseller Division and President of Corporate Marketing at Inacom Corporation from 1996 to 1998. Mr. Ross' other positions have included responsibility for sales and marketing, operations, strategic planning, and other senior executive activities.

AUDIT COMMITTEE FINANCIAL EXPERT

The Board of Directors has determined that each of Mr. Berman and Mr. Ross is an “audit committee financial expert,” as such term is defined in Item 401(e) of Regulation S-B, and is independent as defined in rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers.

DIRECTOR COMPENSATION

Our non-management directors other than Richard Berman do not receive any cash compensation for their service on the Board of Directors. Commencing as of May 4, 2005 and for a one-year period thereafter, under an agreement entered into with the Company on June 15, 2005, Mr. Berman receives cash compensation of $52,000 for serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our the Executive and Corporate Governance Committees, together with the stock option grant described in this paragraph below. Our directors are reimbursed for actual out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board of Directors. Our non-management directors other than Mr. Berman, presently consisting of Messrs. Ruchefsky, Crow, Cooke, Emil and Ross, have each been granted options, which are fully vested as of the date of grant, to acquire 40,000 shares of Common Stock over a five-year term at an exercise price of $0.1666 per share as annual compensation for services rendered by them during calendar year 2005. For serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our the Executive and Corporate Governance Committees, in addition to the cash compensation of $52,000 described above, Mr. Berman has been granted options, vesting on May 4, 2006, to acquire 266,370 shares of Common Stock over a seven-year term at an exercise price of $1.00 per share. All unvested options and any vested but unexercised options will terminate upon the termination of Mr. Berman’s engagement for cause or upon Mr. Berman's voluntary termination of his engagement other than as a result of the Company's breach of the Agreement. Upon the termination of Mr. Berman’s engagement due to death, disability or by the Company without cause, all unvested options will terminate and all vested and unexercised options will remain exercisable in accordance with their terms but in any event for a period not less than ninety (90) days following the date of termination of his engagement.

EXECUTIVE COMPENSATION - GENERAL

As of December 31, 2004, the sole executive officer who was entitled to compensation from the Company and its subsidiaries was Mr. Stierwalt, our President and Chief Executive Officer, whose employment agreement with one of our subsidiaries, Duncan, was entered into as of November 1, 2004. One of our directors, Michael Bluestein, who is not an executive officer of the Company but who may be deemed to be a significant employee, entered into an employment agreement with another of our subsidiaries, Pension Administration Services, Inc., effective December 13, 2004.

Leonard Neuhaus, our Chief Financial Officer, entered into an employment agreement with Duncan effective as of January 1, 2005.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Employment Agreement with Richard E. Stierwalt. Duncan entered into an employment agreement, dated as of December 23, 2004 but effective as of November 1, 2004, with Richard E. Stierwalt, the President and Chief Executive Officer of Duncan and the Company. The employment agreement provides for a one-year term, expiring October 31, 2005, with automatic extensions of one year upon the parties' agreement to extend the term not later than 90 days prior to the expiration of the then-existing term. Mr. Stierwalt is entitled to a base salary of $250,000 per year, plus a discretionary bonus based on criteria to be established by Mr. Stierwalt and the Board of Directors of the Company. The base salary is subject to increase upon renewal of the term, at the discretion of the Board, but may not exceed 5% of free cash flow. If Mr. Stierwalt is terminated for cause or due to death or disability, he will be paid his base salary through the date of termination plus any unreimbursed expenses. If Mr. Stierwalt is terminated without cause, or resigns due to the Company's breach of the Agreement, he will be entitled to be paid his base salary for the remainder of the term plus any unreimbursed expenses and a pro-rata bonus, based on the number of days he was employed.

In connection with such employment, Mr. Stierwalt was issued a warrant to acquire 793,000 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 793,000 shares of Company common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twelve equal monthly installments commencing December 1, 2004, or, if sooner, upon a “change of control”, defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on October 31, 2009.

In addition, the employment agreement provides that, subject to the approval and adoption by the Company of a stock option plan, and the terms of any related stock option agreement, no later one year from the date of the Agreement, Mr. Stierwalt will be granted options (which will be incentive stock options, to the extent permitted by law) to purchase such number of shares of the Company's common stock that represents 5% of the issued and outstanding common stock on the date of issuance, at an exercise price not to exceed the fair market value of common stock on the date of option issuance. The grant to Mr. Stierwalt of options to acquire 665,925 shares of common stock, representing 5% of the issued and outstanding common stock on the date of issuance, at an exercise price of $1.00 per share, was approved by the Board of Directors on May 4, 2005. The options have a term of seven years from the date of grant, and will vest on the first anniversary of the date of grant or, if sooner, upon any sale or other disposition of all or substantially all of the Company's assets, or upon a merger, consolidation, reorganization or other similar transaction resulting in a change of control of the Company's business. All unvested options and any vested but unexercised options will terminate upon the termination of Mr. Stierwalt's employment for cause or upon Mr. Stierwalt's voluntary termination of his employment other than as a result of the Company's breach of the Agreement. Upon the termination of Mr. Stierwalt's employment due to death, disability or by the Company without cause, all unvested options will terminate and all vested and unexercised options will remain exercisable in accordance with their terms but in any event for a period not less than ninety (90) days following the date of termination of employment.

Mr. Stierwalt is prohibited under his employment agreement from disclosing or using any of our confidential information during the term of his employment and for a period of three years thereafter. For a period of one year from the date of termination of his employment, or if he is terminated without cause or resigns due to the Company's breach of the Agreement, for the period ending on the last day on which he receives severance pay, Mr. Stierwalt is prohibited from directly or indirectly competing with the Company and its affiliates in the areas of pension administration, insurance product sales and pension investment advisory services in the geographical area of New York and New England, or soliciting any of our customers or employees.

Employment Agreement with Leonard Neuhaus. Duncan entered into an employment agreement, dated as of January 1, 2005, with Leonard Neuhaus, Chief Financial Officer of Duncan and the Company. The employment agreement provides for a one-year term, expiring December 31, 2005. Mr. Neuhaus is entitled to a base salary of $175,000 per year, plus a discretionary bonus based on criteria to be established by the Chief Executive Officer and the Board of Directors of the Company. If Mr. Neuhaus is terminated for cause or due to death or disability, he will be paid his base salary through the date of termination plus any unreimbursed expenses. If Mr. Neuhaus is terminated without cause, or resigns due to the Company's breach of the Agreement, he will be entitled to be paid his base salary for the remainder of the term and a pro-rata bonus, based on the number of days he was employed.

In connection with such employment, Mr. Neuhaus was issued a warrant to acquire 317,200 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 317,200 shares of the Company's common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twenty-four equal monthly installments commencing February 1, 2005, or, if sooner, upon a “change of control”, defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on December 31, 2009.

Mr. Neuhaus is prohibited under his employment agreement from disclosing or using any of our confidential information during the term of his employment and for a period of three years thereafter. For a period of one year from the date of termination of his employment, or if he is terminated without cause or resigns due to the Company's breach of the Agreement, for the period ending on the last day on which he receives severance pay, Mr. Neuhaus is prohibited from directly or indirectly competing with the Company and its affiliates in the areas of pension administration, insurance product sales and pension investment advisory services in the geographical area of New York and New England, or soliciting any of our customers or employees.

Employment Agreement with Michael Bluestein. Effective as of December 13, 2004, Mr. Bluestein entered into one-year employment agreement with PAS. Under the terms of the agreement, Mr. Bluestein serves as President of PAS at a base salary of $125,000 per year, and is reimbursed for specified business expenses. Under that agreement, subject to adoption and approval of the Company's stock option plan, and the terms thereof, effective as of December 9, 2004, Mr. Bluestein will be granted options to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. In addition, Mr. Bluestein is entitled to participate in a net profits bonus pool based on the calendar year 2005 performance of PAS, CIM and MDB; will be entitled to participate in a net profits bonus pool for certain businesses acquired by the Company in the future; and will be entitled to earn commissions of 25% of certain new product sales if the gross revenues of PAS, CIM and MDB exceed prior gross revenues for comparable periods. In addition, under a separate agreement, effective as of December 13, 2004, Mr. Bluestein will be entitled to a fee equal to 2% of the purchase price of businesses acquired by the Company that are identified by Mr. Bluestein through the period ending on the earlier of the second anniversary of the agreement or Mr. Bluestein's termination of employment, and that close within a 24 month period thereafter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2005, Duncan Capital Financial Group, Inc. entered into an agreement to borrow up to $500,000 in senior secured notes (the “2005 Notes”) from CAMOFI Master LDC (formerly known as DCOFI Master LDC), a principal stockholder of the Company. Management believes that the terms of the 2005 Notes are comparable to terms that may have been obtained in an arms-length transaction from an unaffiliated third party lender. In January 2005, we borrowed $350,000 pursuant to this agreement. In the second quarter of 2005, we borrowed an additional $150,000 under this facility. The 2005 Notes bear interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal, plus any accrued and unpaid interest, is due December 31, 2005. The 2005 Notes are secured by substantially all of the assets of the Company, are guaranteed by PAS, CIM and MDB and are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company. In the event that the loan is not repaid within two trading days of December 31, 2005, we are required to issue to the lender 500,000 shares of our Common Stock.

We lease two offices and shared conference, reception and information technology services in Manhattan on a month-to-month basis from an entity controlled by a stockholder at the rate of $3,000 per month per office, which we believe to be a fair market rate based upon our study of executive office suite rates in the midtown Manhattan area.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company with respect to the beneficial ownership of Common Stock held of record as of June 16, 2005, by (1) all persons who are owners of 5% or more of our Common Stock, (2) each of our named executive officers, (3) each director, and (3) all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders can be reached at our principal executive offices located at 830 Third Avenue, New York, New York 10022.

	SHARES BENEFICIALLY OWNED (1),(2)
	NUMBER	PERCENT (%)

Beneficial Owners of more than 5% of Common Stock (other than Directors and Executive Officers)
CAMOFI Master LDC (3)	3,736,000	21.9%
Caremi Partners Ltd. (4)	2,400,000	18.0%
Richard Smithline (5)	1,675,000	12.1%
Michael Crow (6)	3,375,000	24.5%
William Sarnoff (7)	900,000	6.6%
Christopher P. Baker (8)	1,170,000	8.4%

Directors and Executive Officers

Richard Stierwalt (9)	1,794,750	13.4%
Richard Berman	0	*
Leonard Neuhaus (10)	92,517	*
Michael Bluestein (11)	250,082	1.9%
Steven B. Ruchefsky (12)	40,000	*
Kevin T. Crow (13)	40,000	*
Jeff Cooke (14)	40,000	*
Arthur D. Emil (15)	940,000	6.9%
Steven J. Ross (16)	190,000	1.4%
All directors and executive
officers as a group (nine persons)(17)	3,387,349	25.4%
________________
* Less than 1%

1
Gives effect to the shares of Common Stock issuable upon the exercise of all options, warrants and convertible securities exercisable within 60 days of the date of this prospectus and other rights beneficially owned by the indicated stockholders on that date. Shares of Common Stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of this prospectus, are treated as outstanding for computing the ownership percentage of the person holding such securities, but are not treated as outstanding for computing the ownership percentage of any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Percentage ownership is calculated based on 13,318,513 shares of the Common Stock outstanding as of June 1, 2005. All information is based upon information furnished by the persons listed or otherwise available to the Company.

2
Each share of the Company's Series A Preferred Stock is convertible into one share of Common Stock. Unless otherwise noted, the shares of Common Stock and Series A Preferred Stock and the five (5) year warrants to purchase shares of Common Stock at an exercise price of $0.1667 per share (“Common Stock Warrants”) described in the notes to this Principal Stockholders table represent securities that were acquired by such holders from the Company on a 1:1 basis upon the exchange and/or conversion of similar securities of Duncan Capital Financial Group, Inc. (“Duncan”) held by such holders in connection with the consummation of the business combination transaction between Duncan and the Company on March 9, 2005. See “Business - General”.

3
Formerly known as DCOFI Master LDC. Represents (i) 2,000,000 shares of Common Stock issuable on conversion of 2,000,000 shares of Series A Preferred Stock, (ii) 1,000,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, and (iii) 736,000 shares of Common Stock issuable upon conversion of up to $500,000 principal amount of a 12% Senior Secured Note issued by Duncan to CAMOFI Master LDC in January 2005 (“Bridge Note”). Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

4
The address of Caremi Partners Ltd. is Two American Lane, Greenwich Connecticut 06836. Steven Ruchefsky, one of our directors, is employed by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities, disclaims beneficial ownership of the securities of Caremi Partners Ltd. being registered.

5
Consists of (i) 1,165,000 shares of Common Stock held of record by Mr. Smithline, (ii) 100,000 shares of Common Stock issuable on conversion of 100,000 shares of Series A Preferred Stock, (iii) 50,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, (iv) 120,000 shares held of record by Mr. Smithline as custodian for each of William Smithline, Robert Smithline and Andrew Smithline. Mr. Smithline disclaims beneficial ownership of shares held of record by him as custodian for William Smithline (120,000 shares), Robert Smithline (120,000 shares) and Andrew Smithline (120,000 shares).

6
Consists of (i) 2,925,000 shares of Common Stock, (ii) 300,000 shares of Common Stock issuable on conversion of 300,000 shares of Series A Preferred Stock and (iii) 150,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, in each case held of record by DCI Master LDC. Michael Crow, the brother of one of our directors, Kevin Crow, has sole voting and dispositive power with respect to such shares. Michael Crow disclaims beneficial ownership of such securities.

7
Consists of (i) 600,000 shares of Common Stock, (ii) 200,000 shares of Common Stock issuable on conversion of 200,000 shares of Series A Preferred Stock and (iii) 100,000 shares of Common Stock issuable upon conversion of Common Stock Warrants.

8
Consists of: (i) 180,000 shares of Common Stock, 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock and 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, held of record by Mr. Baker, (ii) 180,000 shares of Common Stock, 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock and 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, held of record by Anasazi Partners III LLC, as to which Mr. Baker has sole voting and dispositive power, and (iii) 180,000 shares of Common Stock, 140,000 shares of Common Stock issuable upon conversion of 140,000 shares of Series A Preferred Stock and 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, held of record by Anasazi Partners III Offshore Ltd., as to which Mr. Baker has sole voting and dispositive power. Mr. Baker disclaims beneficial ownership as to the foregoing shares of Common Stock, Series A Preferred Stock and Common Stock Warrants securities held of record by Anasazi Partners III LLC and by Anasazi Partners III Offshore Ltd.

9
Consists of (i) 1,200,000 shares of Common Stock and (ii) 594,750 shares of Common Stock issuable within 60 days of June 1, 2005 at an exercise price of $0.1666 per share upon Mr. Stierwalt's exercise of his Warrant, dated as of November 1, 2004, for 793,000 shares, which vest at the rate of 8.333% per month, commencing December 1, 2004.

10
Represents 92,517 shares issuable within 60 days of June 1, 2005 at an exercise price of $0.1666 per share upon Mr. Neuhaus' exercise of his Warrant, dated as of January 1, 2005, for 317,200 shares, which vest at the rate of 4.166% per month, commencing February 1, 2005.

11	Consists of (i) 200,082 shares of Common Stock and (ii) 50,000 shares that may be purchased upon exercise of currently exercisable stock options at an exercise price of $1.00 per share.

12
Represents 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

13
Represents 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

14
Represents 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

15
Consists of (i) 600,000 shares of Common Stock, (ii) 200,000 shares of Common Stock issuable on conversion of 200,000 shares of Series A Preferred Stock, (iii) 100,000 shares of Common Stock issuable upon conversion of Common Stock Warrants and (iv) 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

16
Includes 40,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options issued in February 2005 as remuneration for services as a director at an exercise price of $0.1666 per share.

17	Includes Messrs. Stierwalt, Berman, Neuhaus, Bluestein, Ruchefsky, Kevin Crow, Cooke, Emil and Ross.

On March 9, 2005, we entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which we issued the $3 Million Note, due March 9, 2008, the Laurus Warrant and the Laurus Option.  The $3 Million Note is convertible into shares of our Common Stock at a fixed conversion rate of $0.83 per share, the Laurus Warrant provides for the purchase of up to 1,084,338 shares of Common Stock at a price of $1.00 each, subject to customary adjustments, until March 9, 2012, and the Laurus Option provides for the purchase of up to 643,700 shares of Common Stock at a price of $0.01 each, subject to customary adjustments, until March 9, 2013.

Laurus is not entitled to exercise the Laurus Warrant or Laurus Option, or convert its $3 Million Note, for that number of shares of Common Stock that would exceed the sum of (i) the number of shares of Common Stock beneficially owned by Laurus and its affiliates on an exercise or conversion date, and (ii) the number of shares of Common Stock issuable upon the exercise of the Laurus Warrant and Laurus Option, or conversion of the $3 Million Note, which would result in beneficial ownership by Laurus and its affiliates of more than 4.99% of the outstanding shares of our Common Stock. This restriction may be revoked upon 75 days prior notice to us from Laurus and is automatically null and void upon an event of default under the Laurus Note.

SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have the right to acquire the 20,032,232 shares of Common Stock covered by this prospectus. Up to 6,966,000 shares are issuable upon exercise or conversion of options, warrants or other convertible securities held by the selling stockholders. As set forth below and elsewhere in this prospectus, some of these selling stockholders hold or within the past three years have held, a position, office or other material relationship with us or our predecessors or affiliates.

The following table sets forth information concerning the selling stockholders, including:

•	the number of shares currently held;
•	the number of shares issuable upon exercise or conversion of options, warrants or other convertible securities; and
•	the number of shares offered by each selling stockholder.

	BEFORE OFFERING			AFTER OFFERING (4)
Name of Selling Stockholder	Number of Shares Owned	Number of Shares Issuable upon Exercise or Conversion of Warrants, Options, Series A Preferred Stock, Notes (1)	Number of Shares Offered	Number of Shares Owned (3)	Percentage Owned (2)
Anasazi Partners III LLC (15)	180,000	210,000 (5)	390,000	0	*
Anasazi Partners III Offshore Ltd. (15)	180,000	210,000 (5)	390,000	0	*
Asset Managers International Ltd.	0	687,500 (6)	687,500	0	*
Christopher P. Baker	180,000	210,000 (5)	390,000	0	*
Bushido Capital Master Fund, L.P. (17)	300,000	150,000 (7)	450,000	0	*
Caremi Partners Ltd. (16)	2,400,000	0	2,400,000	0	*
CAMOFI Master LDC	0	4,236,000 (8)	4,236,000	0	*
Drake Investments Ltd. (18)	600,000	0	600,000	0	*
Arthur D. Emil	600,000	300,000 (9)	900,000	0	*
Michael Crow (12)	2,925,000	450,000 (10)	3,375,000	0	*
Steven J. Ross	150,000	0	150,000	0	*
William Sarnoff	600,000	300,000 (9)	900,000	0	*
Frederick Smithline	300,000	0	300,000	0	*
Richard Smithline	1,525,000	150,000 (7)	1,675,000	0	*
Richard E. Stierwalt	1,200,000	594,750(11)	1,200,000	594,750	4.5%
Uzi Zucker	600,000	0	600,000	0	*
Alan Gelband (13)	300,000	0	300,000	0	*
Glenn A. Little	581,719	0	581,719	0	*
John Rice	149,700		149,700	0	*
Michael Bluestein	200,082	0	200,082	0	*
Irene Feeley	94,731	0	94,731	0	*
Centrecourt Asset Management LLC (14)	0	62,500	62,500	0	*

_______
* Less than 1%.

(1)
Includes shares of Common Stock that the selling stockholders have the right to acquire beneficial ownership of within 60 days.  Each share of the Company's Series A Preferred Stock is convertible into one share of Common Stock. Unless otherwise noted, the shares of Common Stock and Series A Preferred Stock and the five (5) year warrants to purchase shares of Common Stock at an exercise price of $0.1667 per share (“Common Stock Warrants”) described in this Selling Stockholders table and in the notes to this Selling Stockholders table represent securities that were acquired by such holders from the Company on a 1:1 basis upon the exchange and/or conversion of similar securities of Duncan Capital Financial Group, Inc. (“Duncan”) held by such holders in connection with the consummation of the business combination transaction between Duncan and the Company on March 9, 2005. See “Business - General”.

(2)	Based on 13,318,513 shares of Common Stock issued and outstanding on June 16, 2005.

(3)	This table assumes that each selling stockholder will sell all shares offered for sale by it under this registration statement. Stockholders are not required to sell their shares.

(4)	Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

(5)
Consists of (i) 140,000 shares of Common Stock issuable on conversion of 140,000 shares of Series A Preferred Stock and (ii) 70,000 shares of Common Stock issuable upon conversion of Common Stock Warrants.

(6)
Consists of (i) 500,000 shares of Common Stock issuable on conversion of 500,000 shares of Series A Preferred Stock and (ii) 250,000 shares of Common Stock issuable upon conversion of Common Stock Warrants.

(7)
Consists of (i) 100,000 shares of Common Stock issuable on conversion of 100,000 shares of Series A Preferred Stock and (ii) 50,000 shares of Common Stock issuable upon conversion of Common Stock Warrants.

(8)
Represents (i) 2,000,000 shares of Common Stock issuable on conversion of 2,000,000 shares of Series A Preferred Stock, (ii) 1,000,000 shares of Common Stock issuable upon conversion of Common Stock Warrants, (iii) 736,000 shares of Common Stock issuable upon conversion of up to $500,000 principal amount of a 12% Senior Secured Note issued by Duncan to DCOFI Master LDC in January 2005 (“Bridge Note”) and (iv) 500,000 shares of Common Stock issuable in the event of a payment default under the Bridge Note. Mr. Richard Smithline, who exercises voting and investment control over such securities, disclaims beneficial ownership of such securities.

(9)
Consists of (i) 200,000 shares of Common Stock issuable on conversion of 100,000 shares of Series A Preferred Stock and (ii) 100,000 shares of Common Stock issuable upon conversion of Common Stock Warrants.

(10)
Consists of (i) 300,000 shares of Common Stock issuable on conversion of 300,000 shares of Series A Preferred Stock and (ii) 150,000 shares of Common Stock issuable upon conversion of Common Stock Warrants.

(11)	Consists of 594,750 shares of Common Stock issuable on conversion of a warrant issued to Mr. Stierwalt at an exercise price of $0.1667 per share.

(12)	Michael Crow has sole voting and dispositive power with respect to shares of Common Stock owned by DCI Master LDC. Michael Crow disclaims beneficial ownership of such securities.

(13)
Consists of 150,000 shares of Common Stock owned of record by Mr. Gelband and 150,000 shares of Common Stock owned of record by the Alan Gelband Co. Defined Contribution Pension Plan and Trust, as to which Alan Gelband has sole voting and dispositive power.

(14)	Formerly known as DC Asset Management LLC. Securities consists of 62,500 shares of Common Stock issuable upon conversion of Common Stock Warrants.

(15)
Christopher Baker, who holds sole voting and dispositive power with respect to the securities held by Anasazi Partners III, LLC and Anasazi III Partners Offshore Ltd., disclaims beneficial ownership of such securities.

(16)
Steven Ruchefsky, one of our directors, is employed by Caremi Partners Ltd. Mr. Ruchefsky, who has voting and investment control over such securities, disclaims beneficial ownership of the securities of Caremi Partners Ltd. being registered.

(17)
Bushido Capital Partners, Ltd., a Cayman Island company, is the General Partner of Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of Bushido Capital Master Fund, LP. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman is the Managing Director of Bushido Capital Partners possessing the investment power to act on its behalf. Bushido Capital Partners, Ltd. and Christopher Rossman each disclaims beneficial ownership of the shares being registered by Bushido Capital Master Fund, LP.

(18)	The directors of Drake Investments Ltd. are Dudley R. Cottingham, S. Arthur Morris and Chris C. Morris, who have voting and investment control over such securities.

Mr. Stierwalt is Chief Executive Officer and a director of the Company. Arthur D. Emil, Michael Bluestein and Steven J. Ross are directors of the Company. Michael Bluestein is President of PAS and Irene Feeley is President of CIM. Glenn A. Little is a former Chief Executive Officer and a former director of the Company.

Under the terms of Duncan Capital Financial Group's private placement of shares of its common stock, preferred stock convertible into common stock and warrants in December 2004, Duncan agreed to file a registration statement on behalf of the purchasers of such securities with the Securities and Exchange Commission for the issued common stock of Duncan, as well as the Duncan common stock underlying the Duncan preferred stock and warrants, within 45 days of the effective date of a reverse merger with a public reporting company and would seek to have the registration statement declared effective within 120 days of the reverse merger. Under the terms of the February 2005 agreement of reorganization entered into among National Investment Managers and Duncan, Duncan shareholders exchanged their respective shares of common and preferred stock and their warrants for similar securities of National Investment Managers, to which such registration rights attached. If the registration statement is not declared effective within such 120-day period, then until the registration statement is declared effective, the Company will be required to pay to each holder of Duncan common stock and/or preferred stock an amount in cash, as liquidated damages and not as a penalty, equal to one percent of the original purchase price of such holder's shares for each thirty day period (prorated for partial periods) beyond the applicable registration deadline. The total purchase price for such securities was $3,500,000.

Under the terms of the Agreement and Plan of Reorganization among the Company, Duncan and Glenn A. Little, the Company agreed to effect a piggyback registration of Mr. Little's and Mr. Rice's shares of Common Stock, with such registration to become effective no later than March 9, 2006.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” includes the pledges, donees, transferees or others who may later hold the selling stockholders' interests. We have agreed to pay the costs and fees of registering the shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares, including attorneys' fees.

The stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The stockholders may use anyone or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

None of the selling stockholders may engage in “short sales” so long as this Prospectus is effective with respect to such selling stockholder.

Broker-dealers engaged by the stockholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Except for Glenn A. Little, Michael Bluestein or Irene Feeley, each of whom is an affiliate of a broker dealer, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

The stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of stockholders to include the pledgee, transferee or other successors in interest as stockholders under this prospectus.

The stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Such sales to broker-dealers would require the filing of a post-effective amendment to the registration statement of which this prospectus is a part, listing the broker-dealers as underwriters and disclosing the compensation arrangements.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus.

LOCK-UP PROVISIONS

Except for sale restrictions applicable to Glenn A. Little, who may not sell or otherwise dispose of any of his shares of Common Stock prior to June 7, 2005, the selling stockholders are not subject to contractual “lock-up” provisions with respect to the sale of Common Stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 4,000,000 shares are designated as Series A Cumulative Convertible Preferred Stock and 3,828,000 are currently outstanding. Our board of directors may designate the rights and preferences of additional series of preferred stock. Preferred stock could be used, under certain circumstances, as a way to discourage, delay or prevent a takeover of the Company. See “Anti-Takeover Provisions.” As of June 16, 2005, we had 13,318,513 shares of Common Stock issued and outstanding and 3,820,000 shares of Series A Convertible Preferred Stock issued and outstanding.

COMMON STOCK

Under our Articles of Incorporation, shares of our Common Stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

Holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Series A Preferred have the right to vote together with holders of Common Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Series A Preferred has the number of votes corresponding to the number of shares of Common Stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote. Holders of our Common Stock do not have cumulative voting rights. Accordingly, subject to the voting rights of the Series A Convertible Preferred Stock described below and any voting rights of holders of any other preferred stock that may be issued, holders of a plurality of our Common Stock present at a meeting at which a quorum is present are able to elect all of the directors eligible for election. The holders of a majority of the voting power of our issued and outstanding capital stock constitutes a quorum.

The holders of our Common Stock are entitled to dividends when and if declared by our board of directors from legally available funds, subject to any dividend preference in favor of holders of our preferred stock. However, before any dividends may be paid to holders of our Common Stock, cumulative dividends of 12% per year from December 13, 2004 must be paid to our holders of Series A Cumulative Convertible Preferred Stock (“Series A Preferred”), either in cash or in registered shares of our Common Stock. As of June _ , 2005, there were 3,820,000 shares of our Series A Preferred issued and outstanding, with an aggregate stated value of $1,910,000 on which the 12% dividend rate is based. No dividends have been declared or paid to date on our Series A Preferred.

We are presently prohibited from paying dividends under the terms of our financing arrangements with the company's secured lender. The holders of our Common Stock are also entitled to share pro rata in any distribution to stockholders upon the Company's liquidation or dissolution after liquidation distributions to holders of our preferred stock, as described below.

None of the shares of our Common Stock:

•	have preemptive rights;

•	are redeemable;

•	are subject to assessments or further calls;

•	have conversion rights; or

•	have sinking fund provisions.

PREFERRED STOCK

We have a class of “blank check” preferred stock, par value $0.001 per share, consisting of 10,000,000 shares. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the board of directors of a company. As such, the Board of Directors will be entitled to authorize the creation and issuance of 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. The terms of any issuance of preferred stock may include:

•	voting rights, including the right to vote as a series on particular matters, which could be superior to those of our Common Stock;

•	preferences over our Common Stock as to dividends and distributions in liquidation;

•	conversion and redemption rights, including the right to convert into shares of our Common Stock; and

•	sinking fund provisions.

Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock. We are presently prohibited from paying dividends under the terms of our financing arrangements with the company's secured lender.

Except for the authorization and issuance of the Series A Preferred Stock described below, our Board of Directors does not have any current plans to take any action to issue shares of preferred stock. The Board of Directors believes the creation of the preferred stock is in the best interests of the company and its shareholders and believes it advisable to have such shares available for, among other things, possible issuance in connection with such activities as public or private offerings of shares, acquisitions of other companies, strategic alliances, implementation of employee benefit plans, pursuit of financing opportunities and other valid corporate purposes.

The issuance of additional shares of preferred stock that are convertible into common stock could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution. The Board of Directors believe that it is in the best interests of our company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of common stock. While we may consider issuing common stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the company presently has no agreements or understanding with any person to effect any such issuance.

Series A Preferred Stock

Of the available 10,000,000 shares of Blank Check Preferred Stock, the Board of Directors has authorized the issuance of 4,000,000 shares of 12% Series A Convertible Preferred Stock (“Series A Preferred”), in accordance with the Agreement and Plan of Reorganization entered into on February 18, 2005 among the Company, Duncan Capital Financial Group, Inc. and Glenn A. Little, and we have amended our Articles of Incorporation accordingly. Of those authorized shares, 3,820,000 shares of Series A Preferred have been issued to holders of preferred stock of our subsidiary, Duncan Capital Financial Group, Inc., in exchange for their surrender of an equivalent number of preferred shares of Duncan containing identical terms. A summary of the rights of holders of Series A Preferred is as follows:

Optional Conversion: The holders of Series A Preferred have the right to convert, at any time, their shares of Series A Preferred into such number of shares of Common Stock as is determined by dividing (i) the aggregate Stated Value (currently $0.50 per share) of the shares of Series A Preferred to be converted, plus accrued but unpaid dividends of 12% of the Stated Value, whether or not declared or currently payable, from December 13, 2004 to the date of conversion, by (ii) the Conversion Price (currently $0.50 per share). Proportional adjustments will be made to the conversion rate for capital reorganizations, stock splits and reclassifications. In addition, the conversion rate may be adjusted on a broad-based weighted average basis in the event the Company issues additional common shares (other than shares issued to employees, consultants, directors and officers pursuant to arrangements approved by the Board, and other customary exclusions) at a purchase price below the Series A Preferred purchase price of $0.50 per share.

Automatic Conversion: Shares of Series A Preferred will be automatically converted into Common Stock upon (i) the approval of the holders of a majority of the then-outstanding Series A Preferred or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000.

Voting: In addition to any voting rights provided by law, holders of Series A Preferred have the right to vote together with holders of Common Stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Series A Preferred has the number of votes corresponding to the number of shares of Common Stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote.

Dividends: Dividends on the Series A Preferred accrue and are cumulative from December 13, 2004. Holders of Series A Preferred are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually, in preference to the common stock, subject to adjustment in certain events, to the extent dividends are declared, on a cumulative basis. Such dividends may be paid, at the election of the Company, either (i) in cash or (ii) in registered common stock of the Company, valued at 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend. We are presently prohibited from paying dividends under the terms of our financing arrangements with the Company's secured lender.

Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred will be entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any declared and unpaid dividends. A merger or sale of substantially all of the assets of the Company will be treated as a liquidation or winding up for the purposes of the liquidation preference.

COMMON STOCK WARRANTS

There are issued and outstanding warrants for an aggregate of 1,910,000 shares of Common Stock at an exercise price of $0.1667 per share (“Series A Warrants”). These warrants were originally issued to holders of preferred stock of our subsidiary, Duncan Capital Financial Group, Inc., in connection with their acquisition of shares of Duncan Series A Preferred Stock that was subsequently exchanged on a 1:1 basis for shares of our Series A Preferred Stock. The warrants have a term of five years from December 2004. Proportional adjustments will be made to the exercise price for capital reorganizations, stock splits and reclassifications.

LAURUS FINANCING

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the “Note”), (ii) a Common Stock Purchase Warrant (the “Warrant”), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option (“Option”) entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01.

Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

Under the terms of a Registration Rights Agreement between Laurus and the Company, to be amended by the parties, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission within 120 days after all funds have been released to us from a restricted cash account under the control of Laurus under the terms of the $3 Million Note. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied.

Convertible Note. At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 as a fee to Glenn Little in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus (“Restricted Account”). Funds will be released by Laurus to the Company from the Restricted Account as follows: In connection with certain business acquisitions to be made by the Company, Laurus will direct the bank to release to the Company an amount of funds equal to the product of three times the “Acquired Entity Consolidated EBITDA” of the acquired entities. “Acquired Entity Consolidated EBITDA” is defined as net income before giving effect to interest, taxes, depreciation and amortization. The parties have agreed to amend the Note to provide that any Funds not released from the Restricted Account by December 15, 2005 will be returned to Laurus without premium or penalty.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share, subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid (“Monthly Amount”), into shares of Common Stock if the following criteria (“Conversion Criteria”) are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date. The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act.

Warrant. The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

Option. The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

CAMOFI CONVERTIBLE NOTES

Effective January 27, 2005, we issued a secured convertible note to CAMOFI Master LDC (formerly known as DCOFI Master LDC) for $350,000, and effective May 4, 2005, we issued a similar secured convertible note to CAMOFI Master LDC for an additional $150,000 for a total of $500,000, convertible into an aggregate of 736,000 shares of common stock of the Company, as successor to Duncan, at a conversion price of $0.68 per share. Each note bears interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal of the notes, plus any accrued and unpaid interest, is due December 31, 2005. The notes are secured by substantially all of the assets of the Company, are guaranteed by PAS, CIM and MDB and are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company. In the event that the loan is not repaid within two trading days of December 31, 2005, we are required to issue to the lender 500,000 shares of our Common Stock.

MANAGEMENT WARRANTS AND OPTIONS

On December 23, 2004, effective November 1, 2004, in connection with his employment by Duncan, Mr. Stierwalt was issued a warrant to acquire 793,000 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 793,000 shares of Company common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twelve equal monthly installments commencing December 1, 2004, or, if sooner, upon a “change of control”, defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on October 31, 2009.

In addition, the employment agreement provides that, subject to the approval and adoption by the Company of a stock option plan, and the terms of any related stock option agreement, no later one year from the date of the Agreement, Mr. Stierwalt will be granted options (which will be incentive stock options, to the extent permitted by law) to purchase such number of shares of the Company's common stock that represents 5% of the issued and outstanding common stock on the date of issuance, at an exercise price not to exceed the fair market value of common stock on the date of option issuance. The grant to Mr. Stierwalt of options to acquire 665,925 shares of common stock, representing 5% of the issued and outstanding common stock on the date of issuance, at an exercise price of $1.00 per share, was approved by the Board of Directors on May 4, 2005. The options have a term of seven years from the date of grant, and will vest on the first anniversary of the date of grant or, if sooner, upon any sale or other disposition of all or substantially all of the Company's assets, or upon a merger, consolidation, reorganization or other similar transaction resulting in a change of control of the Company's business. All unvested options and any vested but unexercised options will terminate upon the termination of Mr. Stierwalt's employment for cause or upon Mr. Stierwalt's voluntary termination of his employment other than as a result of the Company's breach of the Agreement. Upon the termination of Mr. Stierwalt's employment due to death, disability or by the Company without cause, all unvested options will terminate and all vested and unexercised options will remain exercisable in accordance with their terms but in any event for a period not less than ninety (90) days following the date of termination of employment.

Effective January 1, 2005, in connection with his employment by Duncan, Mr. Neuhaus was issued a warrant to acquire 317,200 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 317,200 shares of the Company's common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twenty-four equal monthly installments commencing February 1, 2005, or, if sooner, upon a “change of control”, defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on December 31, 2009.

OPTIONS TO NON-MANAGEMENT DIRECTORS

Effective March 9, 2005, five of our non-management directors, consisting of Messrs. Ruchefsky, Crow, Cooke, Emil and Ross, were each granted options, which are fully vested as of the date of grant, to acquire 40,000 shares of Common Stock over a five-year term at an exercise price of $0.1666 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments, as annual compensation for services rendered by them during calendar year 2005.

For serving as Chairman of the Board and Chairman of our Audit Committee, and for serving on our the Executive and Corporate Governance Committees, in addition to the cash compensation of $52,000 described above, Mr. Berman has been granted options, vesting on May 4, 2006, to acquire 266,370 shares of Common Stock over a seven-year term at an exercise price of $1.00 per share. All unvested options and any vested but unexercised options will terminate upon the termination of Mr. Berman’s engagement for cause or upon Mr. Berman's voluntary termination of his engagement other than as a result of the Company's breach of the Agreement. Upon the termination of Mr. Berman’s engagement due to death, disability or by the Company without cause, all unvested options will terminate and all vested and unexercised options will remain exercisable in accordance with their terms but in any event for a period not less than ninety (90) days following the date of termination of his engagement.

ANTI-TAKEOVER PROVISIONS

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. We have no present intention to use the “blank check” preferred stock for anti-takeover purposes. However, the issuance of shares of preferred stock could increase the number of shares necessary to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving us. In particular, our board of directors will be able to issue up to 6,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

TRANSFER AGENT

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, NY 10002. Continental Stock Transfer & Trust Company's telephone number is (212) 509-4000.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of Common Stock being offered hereby will be passed upon for us by Cohen Tauber Spievack & Wagner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Duncan Capital Financial Group, Inc. and Subsidiaries and the combined financial statements of Pension Administration Services, Inc. and Affiliates at December 31, 2004 and each of the years in the two-year period ended December 31, 2004 included in and made a part of this document have been audited by Rothstein, Kass & Company, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements at December 31, 2004 and 2003 of Fast Eddie Racing Stables, Inc. included in and made a part of this document have been audited by S.W. Hatfield, CPA, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On March 11, 2005, the Board of Directors notified S.W. Hatfield, CPA (“SWHCPA”) of their termination as the independent auditor of the Company in conjunction with the March 9, 2005 change of control of the Company. No report by SWHCPA on the Company's financial statements for either of the past years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern. During the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1 through March 11, 2005, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2004 and 2003) and from January 1, 2005 to the date of this Prospectus.

On March 14, 2005, as a result of the change in control of the Company, we engaged Rothstein, Kass & Company, P.C. (“Rothstein Kass”) as our new independent auditors. Since the merger was a reverse acquisition and Duncan was the acquirer for accounting purposes, the pre-acquisition financial statements of Duncan are now our historical financial statements, and those financial statements were audited by Rothstein Kass. We did not consult with Rothstein Kass at any time prior to the March 9, 2005 change in control or subsequent thereto, including the Company's two most recent fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through the date of this Prospectus, regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

We previously provided SWHCPA with a copy of a Current Report on Form 8-K with respect to the circumstances of its termination and requested that SWHCPA furnish us with a letter addressed to the Securities and Exchange Commission with a letter stating whether SWHCPA agreed with the above statements. The letter from SWHCPA reflecting its agreement with such statements filed as Exhibit 16.1 to our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC covering the Common Stock to be offered by the selling stockholders. As permitted by the rules and regulations of the SEC, this document does not contain all information set forth in the registration statement and exhibits thereto, all of which are available for inspection as set forth above. For further information, please refer to the registration statement, including the exhibits thereto. Statements contained in this document relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of that contract or other document filed as an exhibit to the registration statement or other document, and each statement of this type is qualified in all respects by that reference.

No person is authorized to give any information or make any representation not contained in this document. You should not rely on any information provided to you that is not contained in this document. This prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities described herein in any jurisdiction in which, or to any person to whom, it is unlawful to make the offer or solicitation. Neither the delivery of this document nor any distribution of shares of Common Stock made hereunder shall, under any circumstances, create any implication that there has not been any change in our affairs as of any time subsequent to the date hereof.

FINANCIAL STATEMENTS

NATIONAL INVESTMENT MANAGERS INC.

Unaudited Pro Forma Combined Condensed Financial Statement of Operations of National Investment Managers Inc. and Duncan Capital Financial Group, Inc.

On February 18, 2005, Fast Eddie Racing Stables, Inc. (“FEST”) entered into an Agreement and Plan of Reorganization (the “Acquisition”) with Duncan Capital Financial Group, Inc. (“DCFG”). On March 9, 2005, FEST completed the acquisition of DCFG. On March 15, 2005, FEST changed its name to National Investment Managers Inc. (“NIVM”). The acquisition was completed in exchange for the issuance of 12,040,000 shares of common stock to the shareholders of DCFG and DCFG became a wholly-owned subsidiary of FEST. Under the terms of the agreement, the former shareholders of DCFG hold approximately 94% of the outstanding shares of FEST immediately after the effective time of the merger. As the former shareholders of DCFG will control FEST after the transaction, the merger will be accounted for as a reverse acquisition under which, for accounting purposes, DCFG is deemed to be the acquirer and FEST is deemed to be the acquired entity. On December 13, 2004, DCFG acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. (“PAS Group”). The PAS Group acquisition is being accounted for as a purchase as if it were effectively completed on December 31, 2004. Under these accounting principles, the post-merger company financial statements will represent DCFG and its wholly-owned subsidiaries on a historical basis consolidated with the results of operations of FEST from the effective date of the merger.

The unaudited pro forma combined condensed statement of operations, which gives effect to the transactions had they occurred on January 1, 2004, should be read in conjunction with the historical financial statements of FEST, DCFG and the PAS Group.

The unaudited pro forma combined condensed statement of operations is not necessarily indicative of the actual results of operations or financial position that would have occurred had the Acquisition and the acquisition of the PAS Group and the above-described merger transactions of FEST, DCFG and the PAS Group occurred. All information contained herein should be read in conjunction with the financial statements and the notes thereto of and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in FEST's annual report filed on Form 10-KSB for the year ended December 31, 2004 which has been incorporated by reference.

Fast Eddie Racing Stables, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year ended December 31, 2004

	Historical
	Fast Eddie Racing Stables, Inc.	Duncan Capital Financial Group, Inc.	Pension Administration Services, Inc. and Affiliates	Pro Forma Adjustments			Pro Forma Combined Company

REVENUES	$-	$-	$2,091,210	$			$2,091,210

SELLING EXPENSES			950,663				950,663

GENERAL AND ADMINISTRATIVE EXPENSES	9,946	81,344	1,131,189				1,222,479

INCOME (LOSS) FROM OPERATIONS	(9,946)	(81,344)	9,358				(81,932)

OTHER					(215,000)	(b)	(215,000)

INTEREST INCOME	18		1,653				1,671

	(9,928)	(81,344)	11,011		(215,000)		(295,261)

INCOME TAXES - PAS					(3,000	)(a)	(3,000)

DEFERRED INCOME TAX BENEFIT		9,000					9,000

NET INCOME (LOSS)	$(9,928)	$(72,344)	$11,011		(218,000)		$(289,261)

BASIC AND DILUTED INCOME (LOSS)
PER COMMON SHARE	$(0.00)	$(0.01)	$0.99				$(0.02)

WEGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING (c)	5,000,000	12,040,000	11,100				12,874,000

(a)	Represents pro forma income taxes for Pension Administration Services, Inc. and Affiliates as if these entities were taxed under Subchapter C (and not Subchapter S) of the Internal Revenue Code.
(b)	Represents transaction costs associated with the reverse acquisition.
(c)	Unaudited pro forma combined basic and diluted share information of FEST and DCFG and earnings per share for the year ended December 31, 2004 are as follows:

Year Ended December 31, 2004
FEST historical weighted average shares outstanding	5,000,000
Adjusted for plan of reorganization	(4,166,000)
FEST pro forma weighted average shares outstanding	834,000

DCFG historical weighted average shares outstanding	12,040,000

Pro forma combined weighted average shares outstanding	12,874,000

See accompanying notes to unaudited Pro Forma combined condensed financial statements.

FAST EDDIE RACING STABLES, INC.

LETTERHEAD OF S. W. HATFIELD, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Fast Eddie Racing Stables, Inc.

We have audited the accompanying balance sheets of Fast Eddie Racing Stables, Inc. (a Florida corporation) as of December 31, 2004 and 2003 and the related statements of operations and comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the each of the two years ended December 31, 2004 and 2003, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fast Eddie Racing Stables, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the each of the two years ended December 31, 2004 and 2003, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no viable operations or significant assets and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note C. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

/s/ S. W. Hatfield, CPA

S. W. HATFIELD, CPA
Dallas, Texas
February 2, 2005

FAST EDDIE RACING STABLES, INC.
BALANCE SHEETS
December 31, 2004 and 2003

	December 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS
Cash on hand and in bank	$10,617	$—
TOTAL CURRENT ASSETS	10,617	—
TOTAL ASSETS	$10,617	$—
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES
Accounts payable - trade	$—	$7,000
TOTAL CURRENT LIABILITIES	—	7,000
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT)
Common stock - $0.001 par value 100,000,000 shares authorized 5,000,000 and 2,245,500 shares issued and outstanding, respectively	5,000	2,245
Additional paid-in capital	782,200	757,410
Accumulated deficit	(776,583)	(766,655)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	10,617	(7,000)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$10,617	$—

The accompanying notes are an integral part of these financial statements.

FAST EDDIE RACING STABLES, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Years ended December 31, 2004 and 2003

	Year ended December 31, 2004	Year ended December 31, 2003

REVENUES	$—	$—
EXPENSES
General and administrative expenses	9,946	1,000
Total operating expenses	9,946	1,000
LOSS FROM OPERATIONS	(9,946)	(1,000)
OTHER INCOME
Interest income	18	—
LOSS BEFORE PROVISION FOR INCOME TAXES	(9,928)	(1,000)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	(9,928)	(1,000)
OTHER COMPREHENSIVE INCOME	—	—
COMPREHENSIVE LOSS	$(9,928)	$(1,000)
Earnings per share of common stock outstanding computed on net loss - basic and fully diluted	nil	nil
Weighted-average number of shares outstanding - basic and fully diluted	3,374,393	2,245,000

The accompanying notes are an integral part of these financial statements.

FAST EDDIE RACING STABLES, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Years ended December 31, 2004 and 2003

	Common Stock
	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total

BALANCES AT JANUARY 1, 2003	2,245,500	$2,245	$757,410	$(765,655)	$(6,000)
Net loss for the year	—	—	—	(1,000)	(1,000)
BALANCES AT DECEMBER 31, 2003	2,245,000	2,245	757,410	(766,655)	(7,000)
Private placement of common stock	2,754,500	2,755	24,790	—	27,545
Net loss for the year	—	—	—	(9,928)	(9,928)
BALANCES AT DECEMBER 31, 2004	5,000,000	$5,000	$782,200	$(776,583)	$10,617

The accompanying notes are an integral part of these financial statements.

FAST EDDIE RACING STABLES, INC.
STATEMENTS OF CASH FLOWS
Years ended December 31, 2004 and 2003

	Year ended December 31, 2004	Year ended December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$(9,928)	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	—	—
Increase (Decrease) in Accounts payable - trade	(7,000)	1,000
NET CASH USED IN OPERATING ACTIVITIES	(16,928)	—
CASH FLOWS FROM INVESTING ACTIVITIES	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	27,545	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	27,545	—
INCREASE (DECREASE) IN CASH	10,617	—
Cash at beginning of period	—	—
CASH AT END OF PERIOD	$10,617	$—
SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID
Interest paid for the year	$—	$—
Income taxes paid for the year	$—	$—

The accompanying notes are an integral part of these financial statements.

FAST EDDIE RACING STABLES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Fast Eddie Racing Stables, Inc. (Company) was originally incorporated on April 3, 1981 in accordance with the Laws of the State of Florida.

The Company was originally formed for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). The Company commenced business operations in September 1983.

In October 1985, the Company completed a public offering of 800,000 shares through a Registration Statement on Form S-18 (Registration No. 2-98198-A). The Company realized gross proceeds of approximately $800,000 and net proceeds of approximately $646,000. The proceeds were used to purchase race horses and to support operations.

During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. Since December 31, 1989, the Company has had no operations, assets or liabilities. The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

NOTE C - GOING CONCERN UNCERTAINTY

The Company was originally formed in 1981 for the purpose of acquiring, racing, breeding and selling standardbred race horses (trotters and pacers). During the year ended December 31, 1989, the Company sold or otherwise disposed of all race horses in order to settle then-outstanding indebtedness. Since December 31, 1989, the Company has had no operations, assets or liabilities. The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method. The Company has had no operations, or significant assets since 1989.

FAST EDDIE RACING STABLES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE C - GOING CONCERN UNCERTAINTY - CONTINUED

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company anticipates future issuances and/or sales of equity securities to facilitate either the consummation of a business combination transaction or to raise working capital to support and preserve the integrity of the corporate entity. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional equity securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

If no additional operating capital is received during the next twelve months, the Company will be forced to rely on existing cash in the bank and upon additional funds loaned by management and/or significant stockholders to preserve the integrity of the corporate entity at this time. In the event the Company is unable to acquire advances from management and/or significant stockholders, the Company's ongoing operations would be negatively impacted.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist. There is no legal obligation for either management or significant stockholders to provide additional future funding.

While the Company is of the opinion that good faith estimates of the Company’s ability to secure additional capital in the future to reach our goals have been made, there is no guarantee that the Company will receive sufficient funding to sustain operations or implement any future business plan steps.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2. Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2004 and 2003, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of December 31, 2004 and 2003, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

FAST EDDIE RACING STABLES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

3. Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

At December 31, 2004 and 2003, and subsequent thereto, the Company had no outstanding common stock equivalents.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

NOTE F - INCOME TAXES

The components of income tax (benefit) expense for each of the years ended December 31, 2004 and 2003, are as follows:

	Year ended	Year ended
	December 31,	December 31,
	2004	2003

Federal:
Current	$—	$—
Deferred	—	—
	—	—
State:
Current	—	—
Deferred	—	—
	—	—
Total	$—	$—

FAST EDDIE RACING STABLES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE F - INCOME TAXES - CONTINUED

As a result of an 2004 change in control, the Company has a nominal net operating loss carryforwards for income tax purposes. The amount and availability of any net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense (benefit) for each of the years ended December 31, 2004 and 2003, respectively, differed from the statutory federal rate of 34 percent as follows:

	Year ended	Year ended
	December 31,	December 31,
	2004	2003

Statutory rate applied to income before income taxes	$(3,375)	$(340)
Increase (decrease) in income taxes resulting from:
State income taxes	—	—
Other, including reserve for deferred tax asset and application of net operating loss carryforward	3,375	340
Income tax expense	$—	$—

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2004 and 2003, respectively:

	December 31,	December 31,
	2004	2003
Deferred tax assets, reflecting the 2004 change in control
Net operating loss carryforwards	$3,375	$—
Less valuation allowance	(3,375)	—
Net Deferred Tax Asset	$—	$—

During the years ended December 31, 2004 and 2003, the reserve for the deferred current tax asset increased by approximately $3,375.

NOTE G - COMMON STOCK TRANSACTIONS

On August 19, 2004, at a Special Meeting of the Company Shareholders, an action was approved to increase the authorized number of shares of common stock to be issued from 5,000,000 to 100,000,000. Additionally, the Company changed the par value from $0.01 per share to $0.001 per share. This action has been registered with the State of Florida as an amendment to the Company's Articles of Incorporation and is reflected in the accompanying financial statements as of the first day of the first period presented.

FAST EDDIE RACING STABLES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE G - COMMON STOCK TRANSACTIONS - CONTINUED

On August 4, 2004, the Company sold 2,754,500 shares of restricted common stock at $0.01 per share for gross proceeds of $27,545, pursuant to a subscription agreement, to Glenn A. Little, who became the Company's current Chief Executive Officer. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration of these shares and no underwriter was used in this transaction. As a result of this transaction, Glenn A. Little became the Company's controlling shareholder, owning 3,554,000 of the 5,000,000 shares issued and outstanding shares of the Registrant's common stock, or approximately 71.08%, at the close of business on August 4, 2004.

NOTE H - SUBSEQUENT EVENT

On January 18, 2005, by written consents in lieu of meeting, shareholders representing approximately 70% of the issued and outstanding shares of the Company's common stock approved a recommendation of the Company's Board of Directors to effect a one share for twenty shares reverse split of the Company's common stock, par value $.001 per share, with all fractional shares rounded up to the nearest whole share.

As a result of the reverse split, the total number of issued and outstanding shares of our common stock will be decreased from 5,000,000 shares to approximately 250,000 shares. The Company's Board of Directors anticipates this event will occur on or about February 18, 2005.

DUNCAN CAPITAL FINANCIAL GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2004

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONTENTS

Report of Independent Registered Public Accounting Firm

Consolidated Financial Statements

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements
F-17 F-18 F-19 F-20 F-21 F-22

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Duncan Capital Financial Group, Inc.

We have audited the accompanying consolidated balance sheet of Duncan Capital Financial Group, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from December 13, 2004 (date of capitalization) through December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Duncan Capital Financial Group, Inc. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the period from December 13, 2004 (date of capitalization) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
March 9, 2005

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2004

ASSETS

Current assets
Cash	$89,779
Accounts receivable, net of allowance for doubtful
accounts of $11,000	116,370
Due from escrow agent	17,102
Prepaid expenses and other current assets	4,360
Total current assets	227,611

Property and equipment	50,000

Other assets
Goodwill	1,374,486
Customer lists/relationships	3,100,000
Other intangibles	250,000
Deferred tax asset	9,000
4,733,486

$5,011,097
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Long-term debt, current portion	$121,879
Accounts payable	10,917
Accrued expenses and other current liabilities	178,774
Total current liabilities	311,570

Long-term liabilities
Long-term debt, less current portion	243,756
Deferred tax liability	1,364,139
1,607,895
Stockholders' equity
Preferred stock, $.001 par value, authorized 10,000,000
shares; 4,000,000 designated as Series A shares, of
which 3,820,000 shares issued and outstanding
(liquidation preference $3,820,000)	3,820
Common stock, $.001 par value, authorized 50,000,000
shares; issued and outstanding 12,040,000 shares	12,040
Additional paid-in capital	3,148,116
Accumulated deficit	(72,344)
Total stockholders' equity	3,091,632
$5,011,097

See accompanying notes to consolidated financial statements

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Period December 13, 2004 (date of capitalization) through December 31, 2004

Revenues	$-

Operating expenses	81,344

Loss from operations	(81,344)

Deferred income tax benefit	9,000

Net loss attributed to common stockholders	$72,344

Weighted average common shares outstanding	12,040,000

Loss per common share - basic and diluted	$0.01

See accompanying notes to consolidated financial statements.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Period December 13, 2004 (date of capitalization) through December 31, 2004

					Additional		Total
	Preferred Stock		Common Stock		Paid - In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Issuance of shares to founder	-	$-	2,500,000	$2,500	$-	$-	$2,500

Private placement (common)			9,540,000	9,540	1,580,460		1,590,000

Private placement (preferred)	3,820,000	3,820			1,906,180		1,910,000

Private placement closing costs
and other					(377,500)		(377,500)

Stock-based compensation					38,976		38,976

Net loss						(72,344)	(72,344)

Balances, December 31, 2004	3,820,000	$3,820	12,040,000	$12,040	$3,148,116	$(72,344)	$3,091,632

See accompanying notes to consolidated financial statements.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Period December 13, 2004 (date of capitalization) through December 31, 2004

Cash flows from operating activities
Net loss	$(72,344)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock-based compensation	38,976
Deferred income tax benefit	(9,000)
Increase in accrued expenses and other current liabilities	638

Net cash used in operating activities	(41,730)

Cash flows from investing activities
Acquisition of PAS, net of cash acquired of $81,509	(3,026,389)

Cash flows from financing activities
Proceeds from sales of common and preferred stock,
net of closing costs and amount due from escrow agent	3,157,898

Net increase in cash	89,779

Cash, beginning of period

Cash, end of period	$89,779

Supplemental disclosure of non cash investing
and financing activities:

The Company purchased 100% of the common stock of PAS for initial consideration of $3,473,533, excluding a Holdback Amount which is contingent upon certain future events. In conjunction with the acquisition, notes were issued and liabilities were assumed as follows:

Fair value of assets acquired	$4,976,725
Cash paid	(3,107,898)
Notes issued	(365,635)
Accrued acquisition costs	(27,500)

Liabilities assumed	$1,475,692

In connection with the Company's private placement, $50,000 of closing costs were accrued at December 31, 2004.

See accompanying notes to consolidated financial statements.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of presentation and nature of business

Duncan Capital Financial Group, Inc. (“Duncan”), was formed and incorporated in the State of Delaware on November 24, 2004 to acquire substantially all of the net assets of Pension Administrative Services, Inc. and affiliates (“PAS”).

On December 13, 2004, Duncan acquired 100% of the common stock of PAS for total consideration of $3,656,350, of which $3,107,898 was payable in cash at the closing, $365,635 is due in 12 quarterly installments commencing March 1, 2005 and $182,817 is contingent upon certain future events. However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004.

PAS is a pension consulting and asset management firm focused on serving the small business community in the Philadelphia metropolitan area. Revenues are generated from pension consulting and annual administration service fees, investment management fees and the sale of life insurance products.

2.	Summary of significant accounting policies

Principles of Consolidation

The consolidated balance sheet includes the accounts of Duncan and PAS (collectively, “the Company”). All intercompany balances have been eliminated in consolidation. The results of operations and cash flows of PAS are not included in the accompanying consolidated financial statements since the date of acquisition is December 31, 2004.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written-off as uncollectible once the Company has exhausted its collection means.

Property and Equipment

PAS property and equipment has been stated at fair value at the effective date of the acquisition. The Company will provide for depreciation and amortization using the straight-line method over the assets’ estimated useful lives, generally ranging from 3 to 7 years.

Goodwill

Goodwill will not be amortized; rather, goodwill will be subject to at least an annual assessment for impairment applying a fair-value based test.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

Other Intangibles Assets

Other intangible assets recognized in connection with the PAS acquisition include the following:

	Amount	Estimated Life
Customer lists/relationships	$ 3,100,000	15 years
Covenant not to compete	$ 200,000	3 years
Employment agreements	$ 50,000	1 year

These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. Estimated annual amortization expense for each of the succeeding five years is approximately $323,000 in 2005, $273,000 in 2006 and 2007, and $207,000 in 2008 and 2009. The Company will periodically evaluate the recoverability of intangibles assets, taking into account events or circumstances that may warrant a revision to estimates of useful lives or impairment conditions.

Revenue Recognition

PAS earns fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration as these programs are administered. PAS recognizes fee revenue when (i) persuasive evidence of an arrangement between PAS and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the sales price is reasonably assured.

Asset-based fees are earned for administrative services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is PAS’s first notification of amounts earned.

Insurance commissions are recognized as revenue when the following three criteria are met (i) the policy application is substantially complete, (ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Benefit Plans

PAS has a defined contribution profit sharing plan with a 401(k) provision covering substantially all of its employees who meet certain eligibility requirements. Employer contributions to the Plan are determined at the discretion of the PAS board of directors.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

PAS has established a SIMPLE retirement plan for its employees. All employees who receive at least $5,000 in compensation in any year may participate in the plan the following year. The plan provides that each participant may elect to reduce his or her salary, subject to certain limits, and have the Company contribute the salary reduction amount to the employee’s SIMPLE IRA account. The Company matches each eligible employee’s contribution equal to the employee’s salary reduction contribution up to a limit of 3% of the employee’s compensation for the calendar year.

Income Taxes

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 109, "Accounting for Income Taxes," which requires and asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments,” approximate the carrying amounts presented in the consolidated balance sheet.

Stock-based Compensation

The Company complies with the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders’ equity is recorded equal to the amount of the compensation expense charge. During 2004, the Company issued options and warrants underlying 858,000 shares of common stock in exchange for employee services. The Company recorded a charge to compensation in the amount of $38,976 in the accompanying consolidated financial statements. There was no cash flow effect resulting from these arrangements.

Options underlying 75,000 shares of common stock were issued to two executives of PAS in connection with the purchase by the Company of PAS. The options, which vest immediately, contain an exercise price of $1 per share and expire in 10 years.

A common stock purchase warrant underlying 783,000 shares of common stock was issued to an executive of the Company in connection with his employment by the Company. The warrant, which vests over a 12 month period, contains an exercise price of one sixth of one dollar per share and has a term of five years.

Once fully vested, the holders of the options and warrant will likely exercise those securities at a point in time when the market price per share of common stock exceeds the exercise price of the security. This exercise will generate cash for the Company and increase the common shares outstanding, thus reducing earnings per share.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 10 years, and a risk-free interest rate of 4.2%.

Net Loss Per Common Share

Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common shares outstanding during the period plus the effect of any dilutive potential common shares. Dilutive potential common shares consist of the assumed exercise of stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding stock using the treasury stock method, and the assumed conversion of convertible preferred stock. Potential common shares aggregating approximately 7.1 million were excluded from the calculation of net loss per common share for the periods presented since their inclusion would be antidilutive.

3.	Accrued expenses and other current liabilities

At December 31, 2004, accrued expenses and other current liabilities consisted of the following:

Accrued professional fees:	$77,500
Accrued commissions and related liabilities:	94,159
Other	7,115
$178,774

4.	Long-term debt

Long-term debt consists of $365,635 convertible notes payable recorded in connection with the PAS acquisition. The notes bear interest at 7% per annum with principal payable in 12 consecutive quarterly installments commencing March 2005. The notes are convertible into the Company’s common stock at the holder’s option at a conversion rate equal to fair market value.

Principal payments, not adjusted for the February 2005 conversion of $215,635 into common stock (see Note 10), due on long-term debt are as follows:

Year ending December 31,
2005	$121,879
2006	121,878
2007	121,878

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Capital stock

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share. As of December 31, 2004, the Company has issued and outstanding 12,040,000 shares of common stock. The Company is also authorized to issue 10,000,000 shares of preferred stock of which 4,000,000 are designated as Series A Convertible Preferred Stock with a par value of $.001 per share. There are 3,820,000 shares of Series A Convertible Preferred Stock outstanding at December 31, 2004. Each share of Series A Convertible Preferred Stock is convertible into one share of common stock. Holders of the Series A Convertible Preferred Stock have the right to vote together with the holders of the Company’s common stock as a single class. Each share of Series A Preferred Stock will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred Stock may be converted on the record date for determining stockholders entitled to vote. In addition, the holders of Series A Preferred Stock are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually if declared, in preference to the common stock on a cumulative basis. In the event of any liquidation or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any previously declared and unpaid dividends.

On December 13, 2004, the founder of the Company was issued 2,500,000 shares of common stock.

During December 2004, the Company sold securities in a private placement to certain investors for gross proceeds of $3,500,000. The costs of the private placement aggregated approximately $375,000, including $200,000 paid to a shareholder. The offering consisted of the sale of 9,540,000 shares of common stock at a price per share of $0.1667. In addition, 3,820,000 shares of Series A Convertible Preferred Stock were sold at a price of $0.50 per share. The purchasers of Series A Convertible Preferred Stock were also issued vested warrants to purchase one share of common stock for every two shares of Series A Convertible Preferred Stock purchased at an exercise price of $0.1667 exercisable for a period of five years from the date of the closing of the placement.

6.	Warrants and stock options

The following table summarizes information about warrants issued in December 2004 and outstanding at December 31, 2004.

	Warrants Outstanding		Warrants Exercisable

		Weighted Average		Weighted
	Number	Contractual Life	Number	Average
Exercise price	Outstanding	(Years)	Exercisable	Exercise Price
$ .1667	2,693,000	5.0	2,040,500	$ .1667

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Warrants and stock options (continued)

The following table summarizes information about stock options issued in December 2004 and outstanding at December 31, 2004.
	Options Outstanding		Options Exercisable

		Weighted Average		Weighted
	Number	Contractual Life	Number	Average
Exercise Prices	Outstanding	(Years)	Exercisable	Exercise Price
$ 1.00	75,000	10.0	75,000	$ 1.00

7.	Income taxes

At December 31, 2004, the Company had an approximate $42,000 net operating loss carryforward (“NOL”) which expires in 2024. The $42,000 NOL resulted in an estimated $9,000 deferred tax asset as of December 31, 2004. The Company’s deferred tax liability of approximately $1.4 million at December 31, 2004 represents the difference between book and tax bases of intangible and fixed assets.

The following table presents the principal reasons for the differences between the U.S. federal statutory income tax rate and the effective tax rate for the period December 13, 2004 (date of capitalization) through December 31, 2004.
U.S. federal statutory income tax rate	(20)%
State income taxes rate, net of federal benefit	(3)
Non deductiblity of stock-based compensation	12

Effective income tax rate	(11)%

8.	Commitments

Office Lease

PAS is obligated under an office lease that expires in March 2005. In addition to the base rent, the lease provides for PAS to pay property taxes and operating expenses over base period amounts. Future minimum annual lease payments, excluding property taxes and operating expenses, through March 2005 are approximately $15,000. The Company is currently negotiating an extension to this office lease.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	Commitments (continued)

Other Leases

PAS leases certain office equipment under a non-cancelable operating lease expiring in September 2005. Approximate aggregate future minimum lease payments in 2005 are $2,000.

9.	Acquisition of PAS effective December 31, 2004

On December 13, 2004, Duncan purchased 100% of the common stock of PAS. However, the acquisition is being accounted for as a purchase as if it was effectively completed on December 31, 2004. The initial purchase price consists of $3,107,898 of cash paid at the closing and $365,635 due in 12 quarterly installments commencing March 1, 2005. An additional $182,817 is contingent upon certain future events, as described in the following paragraph.

The Company’s strategy in purchasing PAS was to acquire a pension advisory and investment management organization with recurring revenue streams, and consolidate these businesses to take advantage of economies of scale, efficiencies, and cross-selling opportunities. PAS had demonstrated stable revenue growth and cash flow with low client attrition rates. The Company plans to enhance revenues in PAS through cross-selling within a more diversified service and product base, the introduction of higher-margin, non-traditional investment management services and products and higher client retention through improved service.

The sum of $182,817 (‘Holdback Amount”) has been retained by Duncan until the consummation by either Duncan or PAS of the purchase of a business in the field of pension administration and/or investment advisory services which has been identified directly through the efforts of the President of PAS and approved by Duncan, at which time the Holdback Amount shall be paid, together with interest accrued thereon. The Holdback Amount shall be payable in cash and shall bear simple interest commencing on December 13, 2004 (“Closing Date”) at the rate of seven percent (7%) per annum. If the purchase is not consummated within twenty-four (24) months of the Closing Date, the Holdback Amount shall immediately terminate, with all of the rights thereto automatically assigned to Duncan.

As part of the consideration received for the sale of PAS to Duncan, the President of PAS and another officer were awarded one year employment agreements, and agreed to be bound by three year non-compete agreements.

The acquisition of PAS is being accounted for under the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	Acquisition of PAS effective December 31, 2004 (continued)

The total initial purchase price for the acquisition of PAS of $3,501,033 (including $27,500 of acquisition costs) is being allocated on a preliminary basis as follows:

Assets acquired:
Cash	$81,509
Accounts receivable	116,370
Prepaid expenses and other current assets	4,360
Property and equipment	50,000
Customer lists/relationships	3,100,000
Goodwill	1,374,486
Covenant not to compete	200,000
Employment agreements	50,000

Total	4,976,725

Liabilities assumed:
Accounts payable	10,917
Accrued expenses and other current liabilities	100,636
Deferred tax liability	1,364,139

Total	1,475,692

Net purchase price	$3,501,033
The indentifiable intangible assets listed above will be amortized for book purpose over the estimated useful lives of the assets (see Note 2). The amortization of the identifiable intangible assets and goodwill are not deductible for tax purposes. The total initial purchase price will be adjusted for actual acquisition and closing costs (which have not been determined but are not expected by the Company to be material) and any adjustments for the Holdback Amount, if applicable. Additional consideration or adjustments will be recorded in the consolidated financial statements as goodwill.

In connection with the PAS acquisition, the Company became obligated to make an aggregate annual payment of $200,000 under one-year employment agreements with the president and another officer of PAS. The Company also became obligated to issue options to purchase 75,000 shares of common stock at an exercise price of $1.00 per share to these individuals.

10.	Subsequent events

In January 2005, the Company entered into an agreement to borrow up to $500,000 in senior secured notes (the “Notes”). In January 2005, the Company borrowed $350,000 pursuant to this agreement. The Notes bear interest at the rate of 12% per annum and require payments of interest only, payable quarterly in arrears on the last day of each quarter. The principal, plus any accrued and unpaid interest, is due December 31, 2005.

DUNCAN CAPITAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	Subsequent events (continued)

In February 2005, $215,635 of convertibles notes, plus accrued interest, were converted into 294,813 shares of common stock at $0.75 per share (see Notes 4 and 9).

In March 2005, the Company and a public “shell” company consummated a business combination whereby each share of the Company’s outstanding common stock has been exchanged for one share of the public shell’s common stock. As a result, the Company holds approximately 94% of the issued and outstanding common stock of the public “shell”. The business combination will be accounted for as a reverse acquisition which, for accounting purposes, the Company is deemed to be the acquirer. Since the business combination will be accounted for as a reverse acquisition with a shell company, no goodwill is expected to be recorded.

PENSION ADMINISTRATION SERVICES, INC.
AND AFFILIATES

COMBINED FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2004

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

CONTENTS
Report of Independent Registered Public Accounting Firm

Combined Financial Statements

Balance Sheet

Statements of Operations

Statements of Stockholders’ Equity

Statements of Cash Flows

Notes to Financial Statements
F-33 F-34 F-35 F-36 F-37 F-38

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Pension Administration Services, Inc. and Affiliates

We have audited the accompanying combined balance sheet of Pension Administration Services, Inc. and Affiliates (collectively, the “Company”) as of December 31, 2004, and the related combined statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2004. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Pension Administration Services, Inc. and Affiliates as of December 31, 2004, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 25, 2005

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED BALANCE SHEET

December 31, 2004

ASSETS

Current assets
Cash	$81,509
Accounts receivable, net of allowance for doubtful
accounts of $11,000	116,370
Prepaid expenses and other current assets	4,360

Total current assets	$202,239

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$10,917
Accrued expenses and other current liabilities	100,636

Total current liabilities	111,553

Commitments

Stockholders' equity
Common stock	11,100
Additional paid-in capital	900
Retained earnings	173,686
Less: Treasury stock at cost	(95,000)

Total stockholders' equity	90,686

$202,239

See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED STATEMENT OF OPERATIONS

Years Ended December 31,	2004	2003

Revenues
Asset-based fees	$906,344	$652,252
Fee income	582,422	650,898
Commissions	408,017	323,445
Other	194,427	212,466

	2,091,210	1,839,061

Operating expenses
Selling expenses	950,663	766,779
General and administrative expenses	1,131,189	1,095,869

	2,081,852	1,862,648

Operating income (loss)	9,358	(23,587)

Other income
Interest and dividend income	1,653	2,640
Gain on forgiveness of debt		20,000

	1,653	22,640

Net income (loss)	$11,011	$(947)

See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004 and 2003

		Additional
	Common	Paid-In	Retained	Treasury
	Stock	Capital	Earnings	Stock	Total

Balances, January 1, 2003	$11,100	$900	$458,795	$(95,000)	$375,795

Net loss			(947)		(947)

Balances, December 31, 2003	11,100	900	457,848	(95,000)	374,848

Distribution to stockholder			(295,173)		(295,173)

Net income			11,011		11,011

Balances, December 31, 2004	$11,100	$900	$173,686	$(95,000)	$90,686
See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2004	2003

Cash flows from operating activities
Net income (loss)	$11,011	$(947)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation	16,015	8,188
Bad debt expense		2,500
Gain on forgiveness of debt		(20,000)
Changes in operating assets and liabilities:
Accounts receivable	16,971	756
Prepaid expenses and other current assets	10,653	(14,531)
Accounts payable	(15,482)	19,837
Accrued expenses and other current liabilities	27,115	(11,109)

Net cash provided by (used in) operating activities	66,283	(15,306)

Cash flows from investing activities
Purchases of property and equipment		(7,041)
Payments on note receivable, stockholder		45,304

Net cash provided by investing activities		38,263

Cash flows from financing activities
Proceeds from loan		40,000
Payments on loan	(65,692)	(20,000)
Distribution to stockholder	(295,173)

Net cash provided by (used in) financing activities	(360,865)	20,000

Net increase (decrease) in cash	(294,582)	42,957

Cash, beginning of year	376,091	333,134

Cash, end of year	$81,509	$376,091

See accompanying notes to combined financial statements.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.  Nature of operations and summary of significant accounting policies

The combined financial statements include the accounts of Pension Administration Services, Inc. (“PAS”) and its affiliates through common ownership, Complete Investment Management, Inc. of Philadelphia (“CIM”) (d.b.a. Complete Investment Management, Inc.) and M.D. Bluestein, Inc. (“MDB”) (d.b.a. MDB, Inc.) (collectively, the “Company”). While these financial statements have been combined, the financial position, results of operations and cash flows do not represent those of a single legal entity. All significant intercompany transactions and balances have been eliminated in combination.

Nature of Operations

The Company is a pension consulting and asset management firm focused on serving the small business community in the Philadelphia metropolitan area. PAS revenues are generated from pension consulting and annual administration service fees. CIM revenues are generated from investment management fees. MDB revenues are generated from the sale of life insurance products.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written-off as uncollectible once the Company has exhausted its collection means.

Revenue Recognition

PAS earns fee income for the development and implementation of corporate and executive benefit programs as well as fees for the duration as these programs are administered. The Company recognizes fee revenue when (i) persuasive evidence of an arrangement between the Company and the customer exists, (ii) delivery of the product to the customer has occurred or service has been provided to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility of the sales price is reasonably assured.

PAS also earns a commission on products that customers are placed into in connection with the development and implementation of these plans referred to above. Revenue is recorded for products commission, generally based as a percentage of the customers account balance, monthly in arrears.

CIM earns asset-based fees for administrative services or consulting related to certain benefit plans. These fees are based on a percentage of assets under management and are paid quarterly. Revenue is recognized as services are rendered. Contingent commissions are recorded as revenue when received which, in many cases, is the Company’s first notification of amounts earned.

MDB earns insurance commissions and is recognized as revenue when the following three criteria are met (i) the policy application is substantially complete, (ii) the premium is paid and (iii) the insured party is contractually committed to the purchase of the insurance policy.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies (continued)

Advertising Costs

Advertising costs are expensed as incurred and totaled approximately $21,000 and $4,000 for the years ended December 31, 2004 and 2003, respectively.

Benefit Plans

PAS has a defined contribution profit sharing plan with a 401(k) provision covering substantially all of its employees who meet certain eligibility requirements. Employer contributions to the Plan are determined at the discretion of the PAS board of directors. Employer contributions made for each of the years ended December 31, 2004 and 2003 were approximately $22,000.

CIM has established a SIMPLE retirement plan for its employees. All employees who receive at least $5,000 in compensation in any year may participate in the plan the following year. The plan provides that each participant may elect to reduce his or her salary and have the Company contribute the salary reduction amount to the employee’s SIMPLE IRA account. The salary reduction amount may not exceed $9,000 during the 2004 year and $8,000 during the 2003 year. The Company matches each eligible employee’s contribution equal to the employee’s salary reduction contribution up to a limit of 3% of the employee’s compensation for the calendar year. The Company’s matching contributions charged to operations for the years ended December 31, 2004 and 2003, were approximately $4,000 in both years.

Income Taxes No provision for federal and state income tax has been recorded as the Company's stockholders elected to treat the Company as an "S" Corporation. As such, the Company’s stockholders are liable for federal and substantially all state income tax on corporate income and receive the tax benefit of corporate loss.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments,” approximate the carrying amounts presented in the combined balance sheet.

Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

2.	Accrued expenses and other current liabilities

At December 31, 2004, accrued expenses and other current liabilities consisted of the following:

Accrued commissions and related liabilities	$94,159
Benefit plans payable	6,477
$100,636

3.	Stockholders’ equity

Details of common stock, additional paid-in capital and treasury stock at December 31, 2004 are as follows:

		Additional
	Common	Paid-in	Treasury
	Stock	Capital	Stock
Pension Administration Services, Inc.:

Common stock, no par value, 100,000 shares authorized,
80 shares issued	$1,000	$-	$-

Treasury stock, 40 shares			(95,000)

Complete Investment Management, Inc.:

Common stock, $10 par value, 2,000 shares authorized,
1,000 shares issued and outstanding	10,000

MDB, Inc.:

Common stock, $1 par value, 1,000 shares authorized,
100 shares issued and outstanding	100	900

	$11,100	$900	$(95,000)

PENSION ADMINISTRATION SERVICES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

4.	Related party transactions

Note receivable, stockholder

During the year ended December 31, 2003, a stockholder fully repaid a note receivable to the Company in the amount of $45,304. The note was non-interest bearing.

Legal Services

The Company utilizes the legal services of a related party. Amounts paid to this party during the years ended December 31, 2004 and 2003, were approximately $5,000 and nil, respectively.

5.	Commitments

Office Lease

The Company is obligated under an office lease that expires in March 2005. In addition to the base rent, the lease provides for the Company to pay property taxes and operating expenses over base period amounts. Future minimum annual lease payments, excluding property taxes and operating expenses, through March 2005 are approximately $15,000. The Company is currently negotiating an extension to this office lease.

Rent expense for the years ended December 31, 2004 and 2003, including property taxes and operating expenses, were approximately $109,000 and $121,000, respectively.

Other Leases

The Company leases certain office equipment under a non-cancelable operating lease expiring in September 2005. Approximate aggregate future minimum lease payments in 2005 are $2,000.

Expense relating to these leases for the years ended December 31, 2004 and 2003 were approximately $3,000 per year.

6.	Forgiveness of debt

During 2003, the Company recorded a gain on the forgiveness of debt in the amount of $20,000. This transaction was a result of a short-term loan from a customer in the amount of $40,000. The Company paid $20,000 of the loan in 2003 and subsequently received notice that the balance would be forgiven because of the volume of business transacted between the parties.

7.	Acquisition of PAS, CIM, and MDB

Effective December 31, 2004, the Company was acquired by Duncan Capital Financial Group, Inc for approximately $3.5 million plus additional consideration contingent upon certain future events.

National Investment Managers Inc. and Subsidiaries

Financial Statements	Page No.

Condensed Consolidated Balance Sheet - March 31, 2005 (unaudited)	F-43

Condensed Consolidated Statement of Operations - Three Months ended
March 31 2005 (unaudited)	F-44

Condensed Consolidated Statement of Stockholders’ Equity -
Three Months ended March 31, 2005 (unaudited)	F-45

Condensed Consolidated Statement of Cash Flows - Three Months ended
March 31, 2005 (unaudited)	F-46

Notes to Condensed Consolidated Financial Statements	F-48

National Investment Managers Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
March 31, 2005
(Unaudited)
CURRENT ASSETS:
Cash	$295,007
Accounts receivable, net	157,759
Accrued interest receivable	2,778
Prepaid directors and officers liability insurance	94,722
Prepaid expenses and other current assets	60,679

Total current assets	610,945

PROPERTY AND EQUIPMENT, net	57,845

OTHER ASSETS
Restricted cash	2,500,000
Goodwill	1,374,486
Customer lists/relationships	3,048,333
Other intangibles	220,833
Deferred financing costs	145,694
Deferred tax asset	30,973
7,320,319

$7,989,109
CURRENT LIABILITIES:
Short-term debt	$436,169
Long-term debt, current portion	132,353
Accounts payable	19,160
Accrued expenses and other current liabilities	52,307

Total current liabilities	639,989

LONG-TERM LIABILITIES:
Long-term debt, less current portion	2,202,647
Preferred dividends payable	68,603
Accrued interest payable	6,070
Deferred tax liability	1,364,139

Total long-term liabilities	3,641,459

Total liabilities	4,281,448

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred Stock, $.001 par value, 10,000,000 shares authorized;
4,000,000 designated as Series A shares of which 3,820,000
shares issued and outstanding (liquidation preference
$3,820,000)	3,820
Common Stock, $.001 par value 100,000,000 shares authorized,
13,318,513 shares issued	13,319
Additional paid-in capital	4,211,173
Accumulated deficit	(520,651)
Total stockholders' equity	3,707,661

$7,989,109

See accompanying notes to condensed consolidated financial statements

National Investment Managers Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2005
(Unaudited)

REVENUES	$555,664

OPERATING EXPENSES:
SELLING EXPENSES	73,333
GENERAL AND ADMINISTRATIVE EXPENSES	544,078
DEPRECIATION AND AMORTIZATION	87,539
STOCK BASED COMPENSATION	2,953
707,903

LOSS FROM OPERATIONS	(152,239)

OTHER INCOME (EXPENSE)
REVERSE ACQUISITION TRANSACTION COSTS	(215,000)
INTEREST EXPENSE	(37,519)
INTEREST AND DIVIDEND INCOME	3,081

(249,438)

(401,677)

DEFERRED INCOME TAX BENEFIT	21,973

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	(379,704)

PREFERRED DIVIDENDS	(68,603)

NET LOSS	$(448,307)

BASIC AND DILUTED LOSS
PER COMMON SHARE	$(0.03)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	12,396,000

See accompanying notes to condensed consolidated financial statements

National Investment Managers Inc. and Subsidiaries
Condensed Consolidated Statement of Stockholders' Equity
Three Months Ended March 31, 2005
(Unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity

Beginning balances (Duncan Capital Financial Group, Inc.)	3,820,000	$3,820	12,040,000	$12,040	$3,148,116	$(72,344)	$3,091,632

Debt and accrued interest converted to common stock			294,813	295	220,814		221,109

Common stock for services			149,700	150	24,850		25,000

Common stock issued to FEST stockholders in reverse acquisition			834,000	834	9,784		10,618

Option, warrant and embedded conversion option associated with debt					830,000		830,000

Stock based compensation					2,953		2,953

Private placement costs					(25,344)		(25,344)

Preferred dividends						(68,603)	(68,603)

Net loss						(379,704)	(379,704)
	3,820,000	$3,820	13,318,513	$13,319	$4,211,173	$(520,651)	$3,707,661

See accompanying notes to condensed consolidated financial statements

National Investment Managers Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Three Months Ended March 31, 2005
(Unaudited)

Cash flows from operating activities:
Net loss available to common shareholders	$(379,704)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	109,653
Non-cash interest	15,000
Stock-based compensation	2,953
Stock issued for services	25,000
Deferred income tax benefit	(21,973)
Increase (decrease) in cash attributable to changes
in operating assets and liabilities:
Accounts receivable	(41,389)
Accrued interest receivable	(2,778)
Prepaid and other current assets	(146,041)
Accounts payable	8,243
Accrued expenses and other current liabilities	(43,493)
Accrued interest payable	6,070

Net cash used in operating activities	(468,459)

Cash flows from investing activities:
Purchases of property and equipment	(8,358)
Acquisition costs (PAS transaction)	(27,500)
Cash acquired (reverse merger transaction)	10,618
Increase in restricted cash (for acquisition purposes)	(2,500,000)

Net cash used in investing activities	(2,525,240)

Cash flows from financing activities:
Proceeds from convertible notes	3,000,000
Proceeds from short-term debt	460,000
Payments on short-term debt	(23,831)
Costs of 2004 common and preferred stock sales, net	(58,242)
of $17,102 collected from the escrow agent
Payment of deferred financing costs	(179,000)

Net cash provided by financing activities	3,198,927

Increase in cash	205,228

Cash, beginning of period	89,779

Cash, end of period	$295,007

Supplemental disclosure of cash flow information:
Interest paid	$16,449

Supplemental disclosures of non-cash investing and
financing activities:
Accrued preferred dividends	$68,603

Conversion of debt and accrued interest into
common stock	$221,109

Warrants and options issued and embedded
conversion feature associated with convertible
debt financing	$830,000

NATIONAL INVESTMENT MANAGERS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.  Unaudited Statements

The accompanying unaudited condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim period reporting in conjunction with the instructions to Form 10-QSB. Accordingly, these statements do not include all of the information required by generally accepted accounting principles for annual financial statements. In the opinion of management, all known adjustments (consisting of normal recurring accruals and reserves) necessary to present fairly the financial position, results of operations and cash flows for the three month periods ended March 31, 2005 and 2004 have been included. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the financial statements and related notes included in the Company's Form SB-2 filed on April 19, 2005.

The operating results for the three month period ended March 31, 2005 are not necessarily indicative of the results to be expected for the December 31, 2005 year end.

Note 2.  Background, Basis of Presentation and Reverse Acquisition Transaction

On February 18, 2005, Fast Eddie Racing Stables, Inc. (“FEST”) entered into an Agreement and Plan of Reorganization (the “Acquisition”) with Duncan Capital Financial Group, Inc. (“DCFG”). On March 9, 2005, FEST completed the acquisition of DCFG. On March 15, 2005, FEST changed its name to National Investment Managers Inc. (“NIVM”). The Acquisition was effected through the exchange of 12,040,000 shares of common stock of FEST for 12,040,000 shares of common stock of DCFG and DCFG effectively became a wholly-owned subsidiary of FEST. Under the terms of the agreement, the former shareholders of DCFG hold approximately 94% of the outstanding common shares of FEST immediately after the effective time of the merger. In addition, each outstanding option and warrant to purchase DCFG common stock was converted into an option or warrant to purchase the number of shares of FEST common stock equal to the number of DCFG common shares underlying the option or warrant immediately prior to the closing of the transaction. Subsequent to the Acquisition, 3,820,000 shares of Series A Preferred stock of DCFG was surrendered in exchange for an equivalent number of preferred shares of NIVM containing identical terms. As the former shareholders of DCFG control FEST after the transaction, the merger was accounted for as a reverse acquisition under which, for accounting purposes, DCFG is deemed to be the acquirer and FEST, the legal acquirer, is deemed to be the acquired entity. No goodwill was recognized since FEST was a “Shell Company”.

On December 13, 2004, DCFG, a recently incorporated company with no operations, acquired 100% of the capital stock of its wholly-owned subsidiaries, Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein, Inc. (“PAS Group”). The PAS Group acquisition is being accounted for as a purchase.

The accompanying 2005 condensed consolidated financial statements include (i) the accounts of DCFG and its subsidiaries from January 1, 2005 to March 31, 2005 and (ii) the accounts of NIVM (formerly FEST) from March 9, 2005 (the effective date of the reverse acquisition) to March 31, 2005. All significant intercompany transactions and balances have been eliminated in consolidation.

Note 3.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

Note 4.  Accounts Receivable

We carry our accounts receivable at cost less an allowance for doubtful accounts.

Note 5.  Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses from customers' inability to make payments. We assess each account that is more than 60 days delinquent and other accounts when information known to us indicates amounts may be uncollectible. In order to estimate the appropriate level of the allowance, we consider such factors as historical bad debts, current customer creditworthiness, changes in customer payment patterns and any correspondence with the customer. If the financial condition of our customers were to deteriorate and impair their ability to make payments, additional allowances might be required in future periods.

Note 6.  Goodwill

Goodwill, recognized in connection with the PAS Group acquisition, will not be amortized; rather goodwill will be subject to at least an annual assessment for impairment applying a fair-value based test.

Note 7.  Other Intangible Assets

Other intangibles assets recognized in connection with the PAS Group acquisition include the following:

	Amount	Estimated Life
Customer lists/relationships	$3,100,000	15 years
Covenants not to compete	$200,000	3 years
Employment agreements	$50,000	1 year

These other intangible assets will be amortized by use of the straight-line method over the estimated lives of the assets. During the three month period ended March 31, 2005, amortization expense related to customer lists/relationships and other intangible assets was approximately $81,000. We will periodically evaluate the recoverability of intangible assets, taking into account events or circumstances that may warrant a revision to estimated useful lives or impairment conditions.

Note 8.  Short-Term Debt

In January 2005, we entered into an agreement to borrow up to $500,000 in senior secured notes (the “2005 Notes”) from a principal stockholder. In January 2005, we borrowed $350,000 pursuant to this agreement. In May of 2005, we borrowed an additional $150,000 under this facility. The 2005 Notes bear interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal, plus any accrued and unpaid interest is due December 31, 2005. The 2005 Notes are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company.

In February 2005, we entered into an agreement to finance a $110,000 annual premium for directors’ and officers’ liability insurance with an unrelated third party. The notes are payable monthly, with a payment stream of $16,500 in February 2005 and payments of $9,574 from March through December, 2005.

Note 9.  Note Payable - Laurus Master Fund, Ltd.

On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the “Note”), (ii) a Common Stock Purchase Warrant (the “Warrant”), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option (“Option”) entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 to settle outstanding liabilities of the registrant in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus (“Restricted Account”). Funds will be released by Laurus to the Company from the Restricted Account as follows: In connection with certain business acquisitions to be made by the Company, Laurus will direct the bank to release to the Company an amount of funds equal to the product of three times the “Acquired Entity Consolidated EBITDA” of the acquired entities. “Acquired Entity Consolidated EBITDA” is defined as net income before giving effect to interest, taxes, depreciation and amortization.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share, subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid (“Monthly Amount”), into shares of Common Stock if the following criteria (“Conversion Criteria”) are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under the Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

Under the terms of a Registration Rights Agreement between Laurus and the Company, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission within 120 days after the earlier of (i) the date that all funds have been released to us from the Restricted Account under the terms of the $3 Million Note and (ii) December 15, 2005. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied.

The Company determined the initial carrying value of the March 9, 2005 Note by a two-step allocation process: first to the associated Warrant and Option and second, to an embedded conversion option. First, the Company allocated the proceeds from the sale of the Note between the Note and the Warrant and Option based upon their relative fair values, which resulted in recording a discount on the Note. The values of the Warrant and Option were computed using the Black-Scholes option pricing model. Second, in accordance with Emerging Issues Task Force No. 00-27, “Application of Issue 98-5 to Certain Convertible Instruments”, after allocating the Note proceeds as described above, the Company calculated the embedded conversion price and used it to measure the intrinsic value of the embedded conversion option. Since the conversion price was less than the fair value of the Company’s stock at the closing date, an embedded conversion option was recorded as paid in capital.

As a result of the Company’s allocations above, $830,000 of the principal amount of the Note was allocated to the Warrant, Option and embedded conversion option. This amount will be amortized as additional (non-cash) interest expense with a corresponding increase to the Note over the life of the Note until such Note is repaid or converted to common stock. During the three months ended March 31, 2005, the Company amortized $15,000 of non-cash interest expense.

Note 10 - Stockholders’ Equity

The consolidated statement of stockholders’ equity (not presented herein) has been retroactively restated to reflect the number of shares received by the stockholders of DCFG in the reverse acquisition (see Note 2 - Background, Basis of Presentation and Reverse Acquisition Transaction). The 834,000 shares issued in connection with the reverse acquisition transaction represent the outstanding shares of FEST, whose net assets consisted solely of cash of approximately $11,000, prior to the effectuation of the reverse acquisition transaction.

During the three months ended March 31, 2005, stockholders’ equity was also increased as a result of (i) the recognition of approximately $830,000 of value associated with options, warrants and an embedded conversion option associated with the Laurus Note (see Note 9), (ii) the conversion of approximately $221,000 of notes payable (initially recorded in connection with the PAS Group acquisition) and accrued interest into approximately 295,000 shares of common stock, (iii) the issuance of approximately 150,000 shares of common stock for services and (iv) stock based compensation of approximately $3,000.

During the three months ended March 31, 2005, stockholders’ equity was decreased as a result of preferred dividends of approximately $69,000 and private placement costs of approximately $25,000.

Note 11.  Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments,” approximate the carrying amounts presented in the condensed consolidated balance sheet.

Note 12.  Arrangements with Off-Balance Sheet Risk - Guarantees

FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others, clarified the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for and disclosures of certain guarantees issued. FIN 45 requires enhanced disclosures for certain guarantees. It also requires certain guarantees that are issued or modified after December 31, 2002, including certain third-party guarantees, to be initially recorded on the balance sheet at fair value. For guarantees issued on or before December 31, 2002, liabilities are recorded when and if payments become probable and estimable. FIN 45 has the general effect of delaying recognition for a portion of the revenue for product sales that are accompanied by certain third-party guarantees. The financial statement recognition provisions became effective prospectively beginning January 1, 2003. The Company has not entered into any guarantees.

Note 13.  Revenue Recognition

We generate revenue primarily from the following sources:

•	Third party administration. We earn fees for the development and implementation of corporate and executive benefit programs as well as fees for the duration that these programs are administered.

•
Financial planning and investment advisory fees and securities commissions. We receive commissions related to the sale of securities and certain investment-related insurance products as well as fees for offering financial advice through financial intermediaries and related services. These fees are based on a percentage of assets under management and are generally paid quarterly. We also charge fees for evaluations of the performance of portfolios.

•
Insurance commissions. Insurance and annuity commissions paid by insurance companies are based on a percentage of the premium that the insurance company charges to the policyholder. First-year commissions are calculated as a percentage of the first twelve months premium on the policy and are earned in the year that the policy is originated. In many cases, we receive renewal commissions for a period following the first year, if the policy remains in force.

We recognize revenue from these sources, as follows:

·	Third party administration.
·	Persuasive evidence of an arrangement between us and our client exists
·	Delivery of a completed product to the customer has occurred or the service has been provided to the customer
·	The price to the customer is fixed and determinable
·	Collectibility of the sales price is reasonably assured

·	Financial planning and investment advisory fees and securities commissions.
·	As services are rendered
·	Contingent commissions are recorded as revenue when received

·	Insurance commissions.
·	The policy application is substantially complete
·	The premium is paid
·	The insured party is contractually committed to the purchase of the insurance policy

Note 14.  Stock-Based Compensation

The Company complies with the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models intended to estimate the fair value of the awards at the grant date. An offsetting increase to stockholders’ equity is recorded equal to the amount of the compensation expense charge. The fair value of issued stock options and warrants are estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 25.0%, expected dividend yield rate of 0%, expected life over the term, generally, 5 or 10 years, and a risk-free interest rate of 4.2%.

There was no cash flow effect resulting from these arrangements.

Note 15.  Income Taxes

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Note 16.  Net Income (Loss) Per Share

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period.

Unexercised stock options and warrants to purchase common stock and Notes convertible into common stock as of March 31, 2005 are as follows:

Options	718,700
Warrants	4,090,638
Convertible Notes	3,614,458
8,468,796

The foregoing common stock equivalents were excluded from the calculation of net loss available to common shareholders since their inclusion would be anti-dilutive.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in this registration statement. None of these costs and expenses will be paid by any of the selling stockholders.

Securities and Exchange Commission Registration Fee		$4,200
Legal Fees and Expenses	$	_______	*
Accounting Fees and Expenses	$	_______	*
Other Expenses	$	_______	*
Total Costs and Expenses	$	_______	*
___________
* To be completed by amendment.

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES.

The following is a list of our securities that have been sold or issued by the Company and by Duncan Capital Financial Group, Inc. (“Duncan”) during the past three years. Each of these sales or issuances was made without registration under the Securities Act of 1933, as amended (the “Act”). There were no underwriting discounts or commissions paid in connection with the sale of these securities.

Duncan Sales

On November 24, 2004, Duncan issued and sold 2,500,000 shares of common stock, par value $0.001 per share, of Duncan (“Duncan Common Stock”) to Duncan Capital Group LLC for $2,500. This issuance was made to Duncan Capital Group LLC, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act.

Effective December 9, 2004, we sold (i) 9,540,000 shares of Duncan Common Stock for $0.167 per share, and (ii) 3,820,000 shares of Duncan Series A Convertible Preferred Stock for $0.50 per share, with annual cumulative dividends at the rate of 12%, payable in cash or registered common stock, together with associated warrants to purchase 1,910,000 shares of Duncan Common Stock at an exercise price of $0.167 per share. Such shares of Preferred Stock were convertible into Duncan Common Stock on a 1:1 basis, with proportional adjustments to the conversion rate for capital reorganizations, stock splits, reclassifications and certain issuances of common shares and adjustment of the conversion rate on a broad-based weighted average basis for issuances of common shares at a purchase price below the Series A Preferred purchase price of $0.50 per share. Holders of shares of Preferred Stock were entitled to a liquidation preference of two times the original purchase price per share, plus any declared and unpaid dividends. These issuances were made to a total of 21 individuals and entities, each of whom was an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. Gross proceeds of these sales of securities were $3,500,000. These shares were restricted securities under the Act and not eligible for resale unless a registration covering such securities was filed or another exemption from the registration requirements under the Act was available.

Effective as of December 13, 2004, in connection with his employment by PAS, a subsidiary of Duncan, Michael Bluestein, one of our directors, was granted options to purchase 50,000 shares of Duncan Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. This issuance was made to Mr. Bluestein, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective as of December 13, 2004, in connection with her employment by CIM, a subsidiary of Duncan, Irene Feeley was granted options to purchase 25,000 shares of Duncan Common Stock at an exercise price of $1.00 per share, vesting on the date of grant. This issuance was made to Ms. Feeley in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

On December 23, 2004, effective November 1, 2004, in connection with his employment by Duncan, Mr. Stierwalt was issued a warrant to acquire 793,000 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 793,000 shares of Company common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twelve equal monthly installments commencing December 1, 2004, or, if sooner, upon a “change of control”, defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on October 31, 2009. This issuance was made to Mr. Stierwalt, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective January 1, 2005, in connection with his employment by Duncan, Mr. Neuhaus was issued a warrant to acquire 317,200 shares of common stock of Duncan which, as a result of our merger with Duncan, represents the right to acquire 317,200 shares of the Company's common stock, at an exercise price of $0.166 per share, as adjusted from time to time to reflect stock dividends, stock splits, reorganizations and similar customary adjustments. The warrant vests in twenty-four equal monthly installments commencing February 1, 2005, or, if sooner, upon a “change of control”, defined as (i) an acquisition of voting securities of the Company by any person or entity immediately after which such person or entity has beneficial ownership of 50% or more of the combined voting power of the Company's then-outstanding voting securities; or (ii) a merger or consolidation that results in more than 50% of the combined voting power of the Company's then-outstanding voting securities changing ownership; or (iii) the sale of all or substantially all of the Company's assets. The warrant expires on December 31, 2009. This issuance was made to Mr. Neuhaus, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective January 27, 2005, we issued a secured convertible note to CAMOFI Master LDC (formerly known as DCOFI Master LDC) for $350,000, and effective May 4, 2005, we issued a similar secured convertible note to CAMOFI Master LDC for an additional $150,000convertible into an aggregate of 736,000 shares of common stock of Duncan or its successor at a conversion price of $0.68 per share. Each note bears interest at the rate of 12% per annum and interest is payable quarterly in arrears on the last day of each quarter. The principal of the notes, plus any accrued and unpaid interest, is due December 31, 2005. The notes are secured by substantially all of the assets of the Company, are guaranteed by PAS, CIM and MDB and are subordinate to the Laurus Master Fund, Ltd. convertible term note issued by the Company. In the event that the loan is not repaid within two trading days of December 31, 2005, we are required to issue to the lender 500,000 shares of our Common Stock. This issuance was made to CAMOFI Master LDC, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. These securities are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 8, 2005, we issued options to acquire an aggregate of 40,000 shares of Duncan Common Stock each of five non-management directors of Duncan, consisting of Steven B. Ruchefsky, Kevin T. Crow, Jeff Cooke, Arthur D. Emil and Steven J. Ross, in remuneration for their services during the 2005 fiscal year. Such options, exercisable for a period of five years from date of issuance, were subsequently converted into options to acquire shares of the Company at the same exercise price. This issuance was made to such individuals, each an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. The underlying shares of Common Stock are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Company Sales

On August 4, 2004, we sold 2,754,500 shares of Common Stock for gross proceeds of $27,545 to Glenn A. Little, who thereby became the Company's controlling shareholder, owning approximately 71% of our 5,000,000 issued and outstanding shares of Common Stock (prior to a 1:20 reverse split effective February 2005). This issuance was made to Mr. Little, an accredited investor within the meaning of the Act, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

On February 21, 2005, we sold 443,994 shares of Common Stock for gross proceeds of $13,320 to Glenn A. Little. This issuance was made to Mr. Little, an accredited investor, in reliance on Section 4(2) of the Act. On that date, we also sold a total of 140,000 shares of Common Stock to eleven other person who represented to us that they were accredited investors, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

Effective February 28, 2005, we issued 200,082 shares of Common Stock to Michael Bluestein, one of our directors, with respect to the conversion of a total of $150,061.31 of principal and interest under two convertible promissory notes at the conversion price of $0.75 per share. The promissory notes had been issued in connection with the acquisition from Mr. Bluestein of his interests in PAS, MDB and CIM in December 2004. This issuance was made to Mr. Bluestein, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.
Effective February 28, 2005, we issued 94,731 shares of Common Stock to Irene Feeley with respect to the conversion of a total of $71,048.06 of principal and interest under a convertible promissory note at the conversion price of $0.75 per share. The promissory note had been issued in connection with the acquisition from Ms. Feeley of her interest in CIM in December 2004. This issuance was made to Ms. Feeley, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

In consideration for $25,000 due to John Rice on March 9, 2005, for services rendered, on April 14, 2005, we issued to Mr. Rice 149,700 shares of Common Stock. This issuance was made to Mr. Rice, an accredited investor, in reliance on Section 4(2) of the Act. These shares are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Act is available.

As previously reported in our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005, we completed our acquisition of Duncan Capital Financial Group, Inc. (“Duncan”) on March 9, 2005. The acquisition was made pursuant to the Agreement and Plan of Reorganization, dated February 18, 2005 (the “Acquisition Agreement”), among us, Glenn A. Little and Duncan. Under the terms of the Acquisition Agreement, each share of Duncan common stock outstanding immediately prior to the Effective Date was exchanged for one share of our Common Stock. As a result of the Acquisition, we issued 12,040,000 shares of common stock to the former stockholders of Duncan. In addition to the Common Stock issued to the former stockholders of Duncan, under the Acquisition Agreement each outstanding option or warrant to purchase Duncan common stock was converted into an option to purchase the number of shares of our Common Stock equal to the number of Duncan common shares underlying the option or warrant immediately prior to the closing date. The issuance of our Common Stock and of options and warrants to acquire Common Stock were made pursuant to an exemption from the registration requirements under the Securities Act of 1933. Each of the stockholders of Duncan to whom we issued common stock, options or warrants was an accredited investor within the meaning of the Act, and the Acquisition was conducted as a private placement in accordance with Rule 506 of Regulation D under the Act. The Common Stock, warrants and options we issued in the Acquisition, and the shares of our Common Stock underlying the options and warrants, are restricted securities under the Act and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Securities Act of 1933 is available to a particular selling stockholder.

As previously reported in our Form 8-K filed on March 22, 2005 with the Securities and Exchange Commission, our Board of Directors authorized the issuance of up to 4,000,000 shares of 12% Series A Convertible Preferred Stock (“Series A Preferred”), in accordance with the Agreement and Plan of Reorganization entered into on February 18, 2005 among the company, Duncan Capital Financial Group, Inc. and Glenn A. Little. On April 12, 2005, we completed the issuance of 3,820,000 shares of Series A Preferred to a total of ten holders of preferred stock of our subsidiary, Duncan Capital Financial Group, Inc., in exchange for their surrender of an equivalent number of preferred shares of Duncan Capital Financial Group, Inc. containing identical terms. We received no other consideration. Each shareholder to whom Series A Preferred shares were issued is an accredited investor within the meaning of the Act, and the issuance of the shares of Series A Preferred was made in reliance on Section 4(2) of the Act. There were no underwriting discounts or commissions paid in connection with this share exchange. The shares of Series A Preferred, and the underlying shares of common stock into which they are convertible, are restricted securities under the Act and will not be eligible for resale unless we file a registration statement covering such securities or another exemption from registration requirements under the Act is available.
On March 9, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), under which we issued and delivered to Laurus (i) a secured convertible term note in the principal amount of $3,000,000 (the “Note”), (ii) a Common Stock Purchase Warrant (the “Warrant”), entitling Laurus to purchase up to 1,084,338 shares of our Common Stock at a per share exercise price of $1.00, and (iii) an option (“Option”) entitling Laurus to purchase up to 643,700 shares of Common Stock at a per share purchase price of $0.01. The issuance and sale of the Note, the Warrant and the Option were made pursuant to the exemption from registration under Section 4(2) under the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated under the Act. Laurus has represented to the Company that Laurus is an accredited investor under the Act and the rules promulgated thereunder.

At closing, $500,000 of Note proceeds were disbursed to the Company for working capital purposes. The Company paid fees to Laurus of $134,000 out of these gross proceeds and also paid $200,000 as a fee to Glenn Little in connection with the acquisition of Duncan Capital Financial Group, Inc. We retained $166,000 of the proceeds for working capital purposes. The remaining $2,500,000 of Note proceeds were deposited by us at a bank in a restricted cash account under the control of Laurus (“Restricted Account”). Funds will be released by Laurus to the Company from the Restricted Account as follows: In connection with certain business acquisitions to be made by the Company, Laurus will direct the bank to release to the Company an amount of funds equal to the product of three times the “Acquired Entity Consolidated EBITDA” of the acquired entities. “Acquired Entity Consolidated EBITDA” is defined as net income before giving effect to interest, taxes, depreciation and amortization. Under an amendment to be entered into by the parties, any funds remaining in the Restricted Account on December 15, 2005 will be returned to Laurus without premium or penalty.

Laurus may, at any time, convert the outstanding indebtedness of the Note into shares of Common Stock at a price of $0.83 per share, subject to adjustment for subsequent lower price issuances by the Company (subject to certain exceptions), as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Subject to the restrictions on conversion by Laurus described below, Laurus is required to convert the monthly payment due on account of principal and interest, plus any other amounts under the Note that are due and unpaid (“Monthly Amount”), into shares of Common Stock if the following criteria (“Conversion Criteria”) are met:(i) the average closing price of the Common Stock for the five consecutive trading days preceding such due date is greater than 120% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 22-day trading period immediately preceding the due date of the applicable Monthly Amount. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of Common Stock due to failure to meet the Conversion Criteria must be paid by the Company in cash within three business days of the applicable monthly payment date.

The Warrant grants Laurus the right to purchase up to 1,084,338 shares of Common Stock at an exercise price of $1.00 per share commencing March 9, 2005. The Warrant expires at the close of business on March 9, 2012. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Option grants Laurus the right to purchase for cash up to 643,700 shares of Common Stock at an exercise price of $0.01 per share on or after the 75th day after Laurus delivers a notice to the Company stating that Laurus wishes to exercise all or a portion of the underlying Common Stock. The Option expires at the close of business on March 9, 2013. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

The Company may pay amounts due under the Note in shares of Common Stock only so long as there is an effective registration statement under Act covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Act. In addition, Laurus is not entitled to receive shares of Common Stock upon exercise of the Warrant or the Option, upon payment of principal or interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

Under the terms of a Registration Rights Agreement between Laurus and the Company, as such agreement is to be amended by the parties, the Company is obligated to register the resale of the shares of Common Stock issuable upon payment or conversion of the Note and exercise of the Warrant and Option and have the registration statement declared effective by the Securities and Exchange Commission within 120 days after the earlier of (i) the date that all funds have been released to us from the Restricted Account under the terms of the $3 Million Note and (ii) December 15, 2005. If the registration statement is not declared effective within the time frame described, or if the registration is suspended other than as permitted in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the outstanding principal amount of the Note for each 30-day period (pro rated for partial periods) that such registration obligations are not satisfied.

ITEM 27 -EXHIBITS.

The following exhibits are filed with this document:

Exhibit Number Description

3.1	Articles of Incorporation of the Company, as amended*

3.2	Amended and Restated Bylaws of the Company*

4.1	Securities Purchase Agreement dated March 9, 2005 by and between the Company and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.2	Secured Convertible Term Note dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.3	Common Stock Purchase Warrant dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.4	Common Stock Option dated March 9, 2005 issued by the Company to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.5	Master Security Agreement dated March 9, 2005 among Fast Eddie Racing Stables, Inc., Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.6	Stock Pledge Agreement dated March 9, 2005 among Fast Eddie Racing Stables, Inc., Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.7	Subsidiary Guaranty dated March 9, 2005 executed by Duncan Capital Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.8	Registration Rights Agreement dated March 9, 2005 by and between Fast Eddie Racing Stables, Inc. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.9	Common Stock Purchase Warrant dated March 9, 2005 issued by Duncan Capital Financial Group, Inc. to Richard E. Stierwalt. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.10	Common Stock Purchase Warrant dated March 9, 2005 issued by Duncan Capital Financial Group, Inc. to Leonard Neuhaus. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

4.11	Form of Stock Option Agreement, dated March 9, 2005, between the Company and certain non-management directors.

5.1	Opinion of Cohen Tauber Spievack & Wagner LLP.

10.1	Agreement and Plan of Reorganization, dated as of February 18, 2005, by and among Fast Eddie Racing Stables, Inc, Glenn A. Little, Duncan Capital Financial Group, Inc. and FERS Acquisition Corp. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 23, 2005)

10.2	Employment Agreement, dated as of December 23, 2004, between Duncan Capital Financial Group, Inc. and Richard E. Stierwalt. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

10.3	Employment Agreement, dated as of January 1, 2005, between Duncan Capital Financial Group, Inc. and Leonard Neuhaus. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)

10.4
12% Senior Secured Note, dated January 27, 2005, in the original principal amount of $350,000, delivered by Duncan Capital Financial Group, Inc. to CAMOFI Master LDC (formerly known as DCOFI Master LDC)*

10.5	Securities Purchase Agreement, dated as of January 27, 2005, between Duncan Capital Financial Group, Inc. and CAMOFI Master LDC*

10.6
Security Agreement, dated as of January 27, 2005, among Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia, MD Bluestein Inc. and CAMOFI Master LDC.*

10.7
Subsidiary Guarantee, dated as of January 27, 2005, among Duncan Capital Financial Group, Inc., Pension Administration Services, Inc., Complete Investment Management Inc. of Philadelphia and MD Bluestein Inc. in favor of CAMOFI Master LDC.*

10.8	12% Senior Secured Note, dated May 4, 2005, in the original principal amount of $150,000, delivered by Duncan Capital Financial Group, Inc. to CAMOFI Master LDC.

10.9	Agreement, dated as of June 15, 2005, between the Company and Richard Berman.

16.1	Resignation letter of S. W. Hatfield, CPA (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on March 15, 2005)*

21.1	List of Subsidiaries of the Company.*

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of S.W. Hatfield, CPA

23.3	Consent of Cohen Tauber Spievack & Wagner LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney of certain officers and directors of the Company*
________________________________
* Previously filed.

ITEM 28 - UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York, on June 16, 2005.

NATIONAL INVESTMENT MANAGERS INC. (Registrant)

By:	/s/ Richard E. Stierwalt
Richard E. Stierwalt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Richard E. Stierwalt	Chief Executive Officer and	June 16, 2005
Richard E. Stierwalt	Director

/s/ Richard E. Stierwalt*	Chief Financial Officer	June 16, 2005
Leonard A. Neuhaus

/s/ Richard E. Stierwalt*	Chairman of the Board and	June 16, 2005
Richard Berman	Director

/s/ Richard E. Stierwalt*	Director	June 16, 2005
Michael Bluestein

/s/ Richard E. Stierwalt*	Director	June 16, 2005
Steven B. Ruchefsky

/s/ Richard E. Stierwalt*	Director	June 16, 2005
Kevin T. Crow

/s/ Richard E. Stierwalt*	Director	June 16, 2005
Arthur D. Emil

/s/ Richard E. Stierwalt*	Director	June 16, 2005
Jeff Cooke

/s/ Steven J. Ross	Director	June 16, 2005
Steven J. Ross

* as attorney-in-fact